UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

DEER VALLEY CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Deer Valley Corporation

205 Carriage Street

Guin, Alabama 35563

Telephone: (205) 468-8400

March 15, 2016

NOTICE OF ACTION BY WRITTEN CONSENT

Dear Stockholder,

On January 21, 2016, the stockholders of Deer Valley Corporation (the “Company”) holding a majority of our voting power took action by written consent to approve the amendment of the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock (the “Common Stock”) at ratio of 1-for-250 shares of Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s shares of Common Stock, at the same exchange ratio (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Stock Split”). As a result, any stockholder owning fewer than 250 shares of Common Stock before the Reverse Split will have the shares of such class cancelled and converted into the right to receive $0.73 for each share of Common Stock held of record prior to the Reverse Split (the “Corporate Action”).

Stockholders of record at the close of business on January 29, 2016, are entitled to notice of this Corporate Action by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Reverse/Forward Stock Split will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement accompanying this Notice.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of Deer Valley Corporation.

/s/ John Steven Lawler
John Steven Lawler
Chief Financial Officer & Secretary

SCHEDULE 14C INFORMATION STATEMENT

Deer Valley Corporation

205 Carriage Street

Guin, Alabama 35563

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As used herein (except as expressly indicated or unless the context otherwise requires), references to the “Company,” “we,” “our” and “us” refer to Deer Valley Corporation.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding and voting shares of stock of Deer Valley Corporation, a Florida corporation (the “Company”). The purpose of this Information Statement is to provide notice that the holders of a majority of the Company’s common stock, par value $0.001 (the “Common Stock”), have, by written consent, approved of the corporate actions described below. The Board of Directors of the Company (the “Board”) has fixed the close of business on January 29, 2016 as the record date for the determination of stockholders who are entitled to receive this Information Statement.

The Board and the holders of a majority of the Company’s Common Stock have approved amendments to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock, at an exchange ratio of 1-for-250 shares of outstanding Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 250-for-1 shares of outstanding Common Stock (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”). Such amendments will not change the par value per share or the number of authorized shares of Common Stock. Holders of record of less than one share as a result of the reverse stock split will be cashed out at the rate of $0.73 per pre-split share. Holders of record of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment. The proposed Articles of Amendment to the Company’s Articles of Incorporation effecting the Reverse Split and the Forward Split are attached as Annex A and Annex B, respectively, to this Information Statement. The Reverse/Forward Split will become effective upon the filing of the proposed Articles of Amendment with the Office of the Secretary of State of the State of Florida twenty (20) calendar days following the date this Information Statement is first furnished to our stockholders.

Although the Reverse/Forward Split has been approved by the holders of the requisite majority of the shares of our Common Stock, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Split before it becomes effective, if it determines that abandoning the Reverse/Forward Split is in the best interests of the Company or its stockholders.

The intended effect of the Reverse/Forward Split is to ensure that the number of record holders of our Common Stock (316 as of January 15, 2016) will be below 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse/Forward Split has the intended effect, we will file to deregister our Common Stock with the SEC. We will in such case no longer be required to file periodic reports with the SEC, although stockholders will be entitled to access of certain Company information under Florida law. The Company expects that the deregistration of its Common Stock under the Exchange Act will eliminate the significant expense required to comply with its Exchange Act reporting obligations and the SEC’s proxy rules. The Company estimates the annual savings to be approximately $175,000 in tangible expenses, in addition to considerable saved senior management time and effort spent on compliance and disclosure matters attributable to the Company’s Exchange Act filings, instead of managing and growing our business. The purpose of the Reverse/Forward Split is to provide small stockholders of record (holding fewer than 250 shares) with a liquidity event whereby their shares will be converted to cash.

Under Section 607.0704 of the Florida Business Corporation Act, which is not otherwise restricted by our certificate of incorporation, stockholder action may be taken by written consent without a meeting of stockholders and the Reverse/Forward Split may be approved by the written consent of the holders of a majority of our Common Stock. Accordingly, your approval is not required and is not being sought.

Stockholders whose fractional shares have been purchased after the reverse split will have dissenters’ rights of appraisal.

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse/Forward Split cannot become effective until at least twenty (20) calendar days after the date this Information Statement has been filed with the SEC and has been furnished to the Company’s stockholders. We anticipate filing the amendments to the Company’s Articles of Incorporation with the State of Florida after the expiration of the 20-day period, and such amendments are expected to become effective on or about April 10, 2016 (the “Effective Date”). The Company will pay all costs associated with the distribution of this Information Statement to the Company’s stockholders, including the costs of printing and mailing. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them.

This Information Statement is dated March 15, 2016 and is first being furnished to our stockholders on or about March 21, 2016.

The Company is not soliciting proxy or consent authority, but is furnishing an information statement pursuant to 17 C.F.R. §240.14c-2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEER VALLEY CORPORATION

Schedule 14C

March 15, 2016

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. It highlights material information in this document, but you should realize that it does not describe all of the details of the Reverse/Forward Split to the same extent that they are described in the body of this document. We urge you to read the entire document and the related letter of transmittal carefully because they contain the full details of the Reverse/Forward Split. This summary term sheet is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, this Information Statement.

Q:	What is the Reverse/Forward Split?

A:	The Company’s Board of Directors (the “Board”) and the holders of a majority of the Company’s Common Stock have approved amendments to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock, at an exchange ratio of 1-for-250 shares of outstanding Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 250-for-1 shares of outstanding Common Stock (the “Forward Split”, and together with the Reverse Split, the “Reverse/Forward Split”). Such amendments will not change the par value per share or the number of authorized shares of Common Stock. Holders of record of less than one share as a result of the Reverse Split will be cashed out at the rate of $0.73 per pre-split share. Holders of record of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment. The proposed Articles of Amendment to the Company’s Articles of Incorporation effecting the Reverse Split and the Forward Split are attached as Annex A and Annex B, respectively, to this Information Statement. The Reverse/Forward Split will become effective upon the filing of the proposed Articles of Amendment with the Office of the Secretary of State of the State of Florida twenty (20) calendar days following the date this Information Statement is first furnished to our stockholders.

Q:	What is the purpose of the Reverse/Forward Split?

A:	The Reverse/Forward Split is part of the Company’s plan to terminate the registration of its Common Stock and suspend its reporting requirements under the Exchange Act. The Reverse/Forward Split is considered a “going private” transaction as defined in Rule 13e-3, which was promulgated under the Exchange Act, because certain stockholders will be cashed out as a result of the Reverse Split, which will cause our Exchange Act reporting obligations to become eligible for suspension under Rule12h-3 or Section 15(d) of the Exchange Act and cause our Common Stock to become eligible for termination of registration under Rule 12g-4 and Section 12(g) of the Exchange Act. Accordingly, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. The Schedule 13E-3 and this Schedule 14C are available on the SEC’s website at http://www.sec.gov or from the Company. Upon deregistration of its Common Stock under the Exchange Act and provided the Common Stock following the Reverse/Forward Split is held of record by less than 300 persons, the Company expects that the deregistration will eliminate the significant expense that had been required of the Company to comply with its Exchange Act reporting obligations and the SEC’s proxy rules. The Company estimates the annual savings to be approximately $175,000 in tangible expenses, in addition to considerable saved senior management time and effort spent on compliance and disclosure matters attributable to the Company’s Exchange Act filings, instead of managing and growing our business.

Q:	Is any action required on my part, such as to vote?

A:	No action is required on your part. Your approval is not required and is not being sought. The holders of a majority of the Company’s Common Stock have already approved the Reverse/Forward Split.

Q:	Am I entitled to any appraisal or dissenters’ rights?

A:	Under the Florida Business Corporation Act, those stockholders receiving cash for fractional shares are entitled to dissenters’ rights with respect to the Reverse Split. A dissenters’ rights notice is included in this Information Statement. See the information set forth below under the caption “Dissenters’ and Appraisal Rights”.

Q:	Will the business plan or operations of the Company change as a result of the Reverse/Forward Split?

A:	The Reverse/Forward Split is not expected to affect in and of itself our current business plan or operations, except for the anticipated cost and management time savings associated with deregistration of the Company’s Common Stock.

Q:	Will the Company remain a public company after the completion of the Reverse/Forward Split?

A:	If we reduce the number of our stockholders of record below 300, we plan to terminate the registration of our Common Stock under Section 12(g) of the Exchange Act, suspend our reporting requirements under Section 15(d) of the Exchange Act, and become a “non-reporting entity.” However, our Common Stock will continue to be traded on the Pink Sheets under the symbol DVLY.

Q:	What does the Board of Directors of the Company think of the Reverse/Forward Split?

A:	The Company’s entire Board and a majority of the stockholders of the Company voted in favor of and authorized the Reverse/Forward Split. The Board determined that the Reverse/Forward split is fair to and in the best interest of all of our stockholders, including the stockholders who will be cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Split. The Board established the cash consideration to be paid to redeem shares of holders of record of less than one share as a result of the Reverse Split in a good faith determination based upon fairness and other factors the Board deemed relevant, as described in more detail herein.

Q:	What are some of the advantages of the Reverse/Forward Split?

A:	The Board believes that the Reverse/Forward Split will have, among others, the following advantages:

•	The Company will be able to terminate the registration of the Company’s Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of the Company being a public company, with tangible estimated cost savings of $175,000 annually.

•	The Company will be able to achieve the overhead reduction associated with the Reverse/Forward Split without negatively affecting our business operations.

Q:	What are some of the disadvantages of the Reverse/Forward Split?

A:	The Board believes that the Reverse/Forward Split will have, among others, the following disadvantages:

•	Stockholders of record owning fewer than 250 shares of the Company’s Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value. Stockholders of record who want to continue to be stockholders in the Company can attempt to purchase additional shares in order to have at least 250 shares so that they will be unaffected by the Reverse Split, or they can attempt to purchase shares after the Reverse Split but prior to us filing to become a non-reporting entity. After the Company becomes a non-reporting entity, it is anticipated that the Company’s Common Stock will trade on the Pink Sheets. However, there may be limited liquidity for the Common Stock and you may not be able to purchase or sell the Common Stock at all or at prices you desire.

•	Stockholders holding the Company’s Common Stock following the Reverse/Forward Split and subsequent filing to become a non-reporting entity may no longer have the information that is currently provided in our filings with the SEC pursuant to the Exchange Act regarding such matters as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and named executive officers, and Company securities held by our directors, officers and major stockholders. In addition, it is likely that there will be limited liquidity for the Common Stock and that trading of shares may only continue in privately negotiated sales. As a result, you may not be able to purchase or sell the Common Stock at all or at prices you desire.

•	Our stockholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act of 2002 applicable to the Company and our directors, officers and major stockholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14, the stock ownership reporting rules under Section 13, provisions relating to personal attestation by officers about accounting controls and procedures, potential criminal liability regarding the disclosure by the Company and provisions relating to restrictions on lending.

•	There is the potential for renewed applicability of reporting requirements under Section 15(d) of the Exchange Act if continuing stockholders transfer shares of Common Stock in a manner that results in the Company having more than 500 record holders and renewed applicability of reporting requirements under Section 12(g) of the Exchange Act if continuing stockholders transfer shares of Common Stock in a manner that results in the Company having more than 500 record holders who are not accredited investors or 2,000 record holders (in either case, provided the Company has total assets exceeding $10 million).

Q:	What are some of the factors that the Board considered in approving the Reverse/Forward Split?

A:	The Board considered several factors in approving the Reverse/Forward Split, including the following:

•	The Board’s discussions and conclusions about the fairness of the price of $0.73 per pre-split share to be paid following the Reverse Split to Company stockholders of record owning fewer than 250 shares.

•	The fact that a significant number of Company stockholders hold a small percentage of the outstanding Common Stock of the Company (as of January 15, 2016, approximately 235 of Company stockholders of record hold fewer than 250 shares of outstanding Common Stock of the Company).

•	The decision to cash out these stockholders could provide them with an opportunity to receive cash for their holdings without having to pay brokers fees to sell the shares at a stock price that may not exceed the amount of the brokerage fees they would be required to pay.

•	The size of the Reverse/Forward Split and the fact that a negligible percentage of outstanding Common Stock of the Company will be cashed out (as of March 15, 2016, approximately 16,000 shares out of 15,514,344 issued and outstanding shares).

•	The projected tangible and intangible cost savings to the Company by terminating its registration of Common Stock.

Q:	What are the interests of directors and executive officers of the Company in the Reverse/Forward Split?

A:	As a result of the Reverse/Forward Split, any increase in percentage of ownership of Common Stock of directors and executive officers that own Common Stock will individually and in the aggregate be less than 1%. Although it is anticipated that each of our executive officers will continue to serve as executive officers of the Company, there can be no assurance that each of the executive officers will remain with the Company following the Reverse/Forward Split. There are no plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of any employment contract with any executive officer.

Q:	What is the total cost of the Reverse/Forward Split to the Company?

A:	We estimate that we will pay up to approximately $11,680 to cash out holders of record of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $20,000 to $25,000 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Split. We currently have the financial resources to complete the Reverse/Forward Split.

Q:	Will my shares be cashed out in the Reverse/Forward Split and, if so, what will I receive for my shares?

A:	Stockholders of record who own less than 250 pre-split shares of Common Stock on the Effective Date will be cashed out at a price of $0.73 per pre-split share.

Stockholders of record who hold at least 250 pre-split shares of Common Stock on the Effective Date will not receive any cash payments. Rather, their shares will be split on a 1-for-250 basis and then immediately split on a 250-for-1 basis.

Q:	What is the current market price of my shares?

A:	On March 14, 2016, the last practicable trading day prior to the date this Information Statement was furnished to stockholders, our Common Stock’s closing price on the OTCBB was $0.69 per share.

Q:	If I own less than 250 pre-split shares of Common Stock on the Effective Date, how and when will I be paid?

A:	As soon as practicable after the Effective Date, we will send you a letter of transmittal to be used to transmit your Common Stock certificates to Computershare (the “Exchange Agent”). You will receive a cash payment in the amount of $0.73 for each pre-split share owned by you. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, you will receive a check for this amount.

In the event we are unable to locate certain stockholders or if a stockholder fails to properly complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such stockholders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Stockholders who hold shares in a book-entry account are not required to take any action to receive a cash payment. The Exchange Agent will furnish stockholders with the necessary instructions for surrendering their pre-split stock certificates.

Q:	What do I have to do if I have lost my stock certificates, or if they have been mutilated, destroyed or stolen?

A:	Call our Exchange Agent, Computershare, at 1-800-962-4284.

Q:	What are the United States federal tax consequences?

A:	We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

We believe that any stockholders who continue to hold Common Stock immediately after the Reverse/Forward Split, and who receive no cash as a result of the Reverse Split, should not recognize any gain or loss or dividend income as a result of the Reverse/Forward Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse/Forward Split.

We believe that a stockholder who receives cash in the Reverse/Forward Split (i.e., a stockholder of record who holds less than one share as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) may be allowed a dividend received deduction subject to applicable limitations and other special rules.

See the information set forth below under the caption “Federal Income Tax Consequences of the Reverse/Forward Split.”

Q:	What if I hold shares of Common Stock in “street name”?

A:	If a person or entity holds shares of Common Stock in “street name,” then its broker, bank or other nominee (the “Record Owner”) is considered the owner of record with respect to those shares of Common Stock and not such person or entity. If the Record Owner holds less than one share as a result of the Reverse Split, it will be cashed out at the rate of $0.73 per pre-split share. Record Owners of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment, even if a Record Owner hold shares of Common Stock in “street name” for any individual beneficial owners that held beneficial ownership in less than 250 pre-split shares of Common Stock.

SPECIAL FACTORS

Structure of the Reverse/Forward Split

On January 21, 2016, our entire Board, at a meeting of the Board, and the holders of a majority of outstanding shares of the Company’s Common Stock, by written consent in lieu of a meeting, approved the Reverse/Forward Split and certain amendments to the Company’s Articles of Incorporation required in order to effectuate the Reverse/Forward Split. Copies of the proposed Articles of Amendment to the Articles of Incorporation are attached as Annex A and Annex B.

The Company has only one class of securities entitled to vote on the Reverse/Forward Split. Each share of Common Stock has the right to one vote. As of January 29, 2016 (the “Record Date”), there were 15,514,344 shares of Common Stock issued and outstanding. The Reverse/Forward Split was approved by the written consent of the holders of 12,436,458 shares or 80.1% of the issued and outstanding shares of Common Stock entitled to vote on the Record Date.

The Reverse/Forward Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 250 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 250 shares of Common Stock. Holders of record of less than one share as a result of the Reverse Split will be cashed out at the rate of $0.73 per pre-split share. Holders of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment. If a person or entity holds shares of Common Stock in “street name,” then its broker, bank or other nominee (the “Record Owner”) is considered the owner of record with respect to those shares of Common Stock and not such person or entity. If the Record Owner holds less than one share as a result of the Reverse Split, it will be cashed out at the rate of $$0.73 per pre-split share. Record Owners of at least one share as a result of the Reverse Split will not be entitled to receive any cash payment, even if a Record Owner hold shares of Common Stock in “street name” for any individual beneficial owners that held beneficial ownership in less than 250 pre-split shares of Common Stock.

The Reverse/Forward Split can be illustrated with the following examples:

a.	Stockholder A holds of record 240 shares of pre-split Common Stock. After the Effective Date, he will receive $175.20 in cash and will surrender his shares.

b.	Stockholder B holds of record 260 shares of pre-split Common Stock. After the Effective Date, he will hold 260 shares of Common Stock.

As soon as practicable after the Effective Date, we will send all stockholders of record with less than one share as a result of the Reverse Split a letter of transmittal to be used to transmit their Common Stock certificates to Computershare (the “Exchange Agent”). Such stockholders of record will receive a cash payment in the amount of $0.73 per pre-split share. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder of record entitled to receive payment will receive a check for an amount of $0.73 for each pre-split share owned by the stockholder. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such stockholders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Stockholders who hold shares in a book-entry account are not required to take any action to receive a cash payment. The Exchange Agent will furnish stockholders with the necessary instructions for surrendering their pre-split stock certificates.

Stockholders who hold shares that are not cashed out as a result of the Reverse/Forward Split will not be required to exchange their certificates representing pre-split shares for new certificates. The Reverse/Forward Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to receive as a result of the Reverse/Forward Split.

Dissenter’s and Appraisal Rights

The Company’s stockholders, who as of the record date, hold fewer than 250 shares of the Company’s Common Stock and are receiving cash for fractional shares are entitled to rights of appraisal under the Florida Business Corporation Act (the “FBCA”). This Information Statement shall be considered the notice of appraisal required under Section 607.1320(3) and the written appraisal notice and form required under 607.1322 of the FBCA. Under Section 607.1302 of the FBCA, a stockholder of the Company who does not wish to accept $0.73 per pre-split share (the “Fractional Share Price”) may exercise appraisal rights and, when the Reverse Split is consummated, obtain the payment of the “fair value” of the stockholders’ shares of Common Stock (as valued immediately prior to the consummation of the Reverse Split in accordance with Florida law). Such fair value is exclusive of any appreciation or depreciation in anticipation of the Reverse Split, unless such exclusion would be inequitable to the Company and its remaining stockholders.

In order to exercise appraisal rights, a stockholder of the Company must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those sections is included as Annex C to this Information Statement. Stockholders of the Company are urged to read Annex C in its entirety and to consult with their legal advisers. Each stockholder of the Company who desires to assert such stockholder’s appraisal rights is cautioned that failure on the stockholder’s part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Rights of Appraisal. The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA included as Annex C to this Information Statement.

The Board has determined that the fair value of each fractional share is the Fractional Share Price. If a stockholder does not accept this offer and desires to exercise such stockholder’s appraisal rights, he or she must deliver to the Company, within 20 days of receiving this Information Statement, a written notice of intent to demand payment for such stockholder’s shares when the Reverse Split is effectuated. The written notice of intent to demand payment should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Steve Lawler Deer

Valley Corporation

205 Carriage Street

Guin, Alabama 35563

(205) 468-8400

All such notices must be signed in the same manner as the shares are registered on the books of the Company. If a stockholder has not provided written notice of intent to demand payment within twenty (20) days of receiving this Information Statement, the stockholder will be deemed to have waived the stockholder’s appraisal rights.

If a stockholder timely submits written notice of such stockholder’s intent to demand payment, he or she must also complete the enclosed form attached hereto as Annex D (the “Appraisal Form”), and return the completed Appraisal Form, along with any share certificates in his or her possession, to Steve Lawler at the above address, in order to exercise appraisal rights.

If Steve Lawler does not receive the Appraisal Form and share certificates on or before April 30, 2016 (the “Stockholder Appraisal Deadline”), such stockholder shall be deemed to have waived his or her right to demand appraisal with respect to the shares. If a stockholder decides to exercise appraisal rights, such stockholder may still subsequently decline to exercise his or her appraisal rights and withdraw from the appraisal process by notifying Steve Lawler in writing within 20 days following the Stockholder Appraisal Deadline.

Upon written request, Steve Lawler will provide to any stockholder information related to the number of stockholders who return the Appraisal Forms by the Stockholder Appraisal Deadline and the total number of shares owned by them within ten (10) days following the Stockholder Appraisal Deadline.

Pursuant to Section 607.1322 of the FBCA, attached as Annex E hereto are certain financial statements of the Company for the year ended December 27, 2014 and for the three-month and nine-month periods ended September 26, 2015

If the stockholder accepts the Company’s offer in the Appraisal Form to pay the Company’s estimate of the fair value of the shares of Common Stock, payment for the shares of the stockholder is to be made within 90 days after the receipt of the Appraisal Form by the Company or its agent. Upon payment of the Fractional Share Price, the stockholder will cease to have any interest in such shares.

Sections 607.1326 and 607.1330 of the FBCA address what should occur if a stockholder fails to accept the Company’s offer to pay the value of the shares as estimated by the Company and the Company fails to comply with the demand of the stockholder to pay the value of the shares as estimated by the stockholder, plus interest.

If a stockholder refuses to accept the Company’s offer to pay the value of the shares as estimated by the Company and the Company fails to comply with the demand of the stockholder to pay the value of the shares as estimated by the stockholder, plus interest, then within 60 days after receipt of a written demand from any dissenting stockholder, the Company shall file an action requesting that the fair value of such shares be determined by the court.

If the Company fails to institute a proceeding within the above-prescribed period, any stockholder that has made a demand under Section 607.1326 of the FBCA may do so in the name of the Company. A copy of the initial pleading will be served on each stockholder who has made such a demand. The Company is required to pay each stockholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the stockholder ceases to have any interest in such shares.

Section 607.1331 of the Florida Statutes provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, shall be determined by the court and assessed against the Company, except that the court may assess costs against all or some of the stockholders demanding appraisal, in amounts the court finds equitable, to the extent that the court finds such stockholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) the Company and in favor of any or all stockholders if the court finds the Company did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322, or (ii) either the Company or stockholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any stockholder were of substantial benefit to other stockholders, and that the fees for those services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the stockholders who were benefited. To the extent that the Company fails to make a required payment when a stockholder accepts the Company’s offer to pay the value of the shares as estimated by the Company, the stockholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the Company all costs and expenses of the suit, including counsel fees.

Any stockholder who perfects his right to be paid the fair value of his the Company shares will recognize gain or loss, if any, for U.S. federal income tax purposes upon the receipt of cash for those shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code. See “Federal Income Tax Consequences of the Reverse/Forward Split”.

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO APPRAISAL RIGHTS, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

Background and Cost

The Board has determined that the Reverse/Forward Split is fair to and in the best interest of all of our stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Split.

The Reverse/Forward Split is not expected to affect in and of itself our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations to file periodic reports under the Exchange Act with the SEC. Once we deregister our Common Stock under the Exchange Act, we will not be required to provide our stockholders with periodic, annual, quarterly or other reports regarding the Company, although we intend to provide certain information to our stockholders on an annual basis. However, we do not intend to make available to stockholders any financial or other information about us that is not required by law. We do not intend, but may in our discretion elect, to distribute press releases for material and other events. We will continue to hold meetings as required under Florida law, including annual meetings, or to take actions by written consent of stockholders in lieu of meetings. The stockholders will have access to the books and records of the Company as described in the FBCA.

We estimate that we will pay approximately $11,680 to cash out holders of record of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $20,000 to $25,000 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Split. The Company has sufficient cash on hand to cover the cost of cashing out holders of record of less than one share as a result of the Reverse Split and the related fees and costs of implementing the Reverse/Forward Split and this Information Statement. The Company will not be using borrowed funds to finance the cost of the Reverse/Forward Split, there are no conditions relating to the use of the cash to cover the cost of the Reverse/Forward Split, and there are no alternative financing arrangements or alternative financing plans in place to cover the ultimate cost of the Reverse/Forward Split. The estimated costs consist of the following, although actual costs may vary.

Department	Cost
Legal	$15,000
Accounting	5,000
Printing and Distribution	1,000
Administrative	4,000

Total	$25,000

The following officers of the Company were utilized to prepare and file the Information Statement and this statement: John Steven Lawler, Chief Financial Officer and Secretary.

On January 21, 2016, which was the day prior to the announcement of the Reverse/Forward Split, our Common Stock’s closing price per share was $0.68 at the close of the trading day on trading volume of zero shares. Previous to this date, our average closing price for the 60 trading days prior to January 21, 2016 was approximately $0.73 per share on an unweighted basis. On March 14, 2016, the last practicable trading day prior to the date this Information Statement was furnished to stockholders, our Common Stock’s closing price was $0.69.

Reasons for the Reverse/Forward Split

The primary purpose of the Reverse/Forward Split is to ensure that the number of record holders of our Common Stock (316 as of January 15, 2016) will be below 300 so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act. For some time, the executive officers, the members of the Board of Directors and majority stockholder, have expressed concern about the expense of continuing to comply with the periodic reporting requirements of the Exchange Act given the small size of the Company (which as of January 21, 2016 consisted of approximately 210 employees, with periodic reporting requirements fulfilled by executive officers of the Company), the general downturn of the manufactured housing industry, and the extremely low trading volume of shares of our Common Stock. The Board therefore decided to consider whether it should remain a reporting company. The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost, including the cost and tangible and intangible burdens associated with compliance with the Sarbanes-Oxley Act of 2002.

The Board believes that the significant costs are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital. In addition, our Common Stock’s limited trading volume, stock price and public float have all but eliminated our ability to use our Common Stock as acquisition currency or to attract and retain employees.

Our Common Stock’s limited trading volume and public float have also hindered our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. Because the Common Stock has been thinly traded, any attempt to trade a large block of shares in the public markets, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

The overall executive time expended on the preparation and review of our public filings is likely to continue to increase rather than decrease. Since we have relatively few executive personnel, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Split is effected and we cease filing periodic reports with the SEC, the time currently devoted by management to our public company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our stockholders. The Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with periodic reporting to the SEC by consummating the Reverse/Forward Split at this time rather than continue to subject the Company to these burdens.

Strategic Alternatives Considered

While considering the merits of the Reverse/Forward Split, the Board evaluated a number of strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board determined that the Reverse/Forward Split would be the simplest and most cost-effective approach to achieve the purposes described above. The Board considered the following alternatives:

•	Self-tender offer. The Board considered a self-tender offer considerably more costly than the Reverse/Forward Split, and as a result, rejected this alternative.

•	Purchase of shares in the open market. The Board considered a stock repurchase program, but believes that it is unlikely that open market purchases will achieve the intended result of the Reverse/Forward Split of ensuring that the number of our record stockholders will be below 300. Due to the high transaction costs and low share prices of our Common Stock, the Board believed it unlikely that stockholders of record holding fewer than 250 shares of Common Stock would sell their shares to the Company in the open market.

•	Maintaining the status quo. The Board also considered taking no action to reduce the number of our stockholders of record. However, due to the significant and increasing costs of being an SEC registered public company, not been able to realize many of the benefits that publicly traded companies sometimes realize and other factors enumerated elsewhere in this Information Statement, the Board believed that maintaining the status quo would be detrimental to all stockholders. We would continue to incur the expenses of being a public company without realizing the benefits of public company status.

Fairness of the Reverse/Forward Split to Stockholders

The Company is required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it reasonably believes that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. The Board, on behalf of the Company, has itself made that determination and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is fair to the unaffiliated stockholders.

The Board did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the consideration to holders of record of less than one share as a result of the Reverse Split, the recent historical trading price of its common stock and the general downturn in the manufactured housing industry, and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. Further, the result of the Reverse/Forward Split is anticipated to affect approximately 16,000 shares, or less than 0.11%, of the outstanding Common Stock of the Company.

No director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Reverse/Forward Split and/or preparing a report concerning the fairness of the transaction.

Each Director on the Board who is not an employee of the Company approved the Reverse/Forward Split. The Board, which has unanimously approved the Reverse/Forward Split, concluded that the expense of hiring an outside appraiser to conduct an appraisal was not reasonable in relation to the size of the transaction contemplated and concluded that the Board could adequately establish the fairness of the Reverse/Forward Split without such outside persons.

The Board did not create a Special Committee of the Board to approve the Reverse/Forward Split. Creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Split.

The Board determined that the Reverse/Forward Split, including the proposed cash payment of $0.73 per pre-split share to stockholders whose shares will be cashed out, is substantively and procedurally fair, in form and from a financial point of view, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company. In order to make this determination, the Board undertook the analysis set forth herein.

The following analysis contains financial projections and forward looking statements (the “Projections”) concerning the operations of the Company. The Projections are presented for illustrative purposes only and the Company can provide no assurance that it will be able to achieve the results referenced in the Projections. The Projections were prepared based on estimates and assumptions as to future events which the management, at the date of issuance of the Projections, believed to be reasonable, but which the Company cannot and does not assure or guaranty the attainment of in any manner. These estimates and projections are based on many factors, most of which are subject to substantial variation, and there can be no assurance that actual operating results will conform to the Projections. We undertake no obligation to update or revise any forward-looking statement or the Projections, whether as a result of future events, new information or otherwise.

IN AS MUCH AS ANY ASSUMPTION WHICH UNDERLIES THE PROJECTIONS INEVITABLY WILL NOT MATERIALIZE, AND UNANTICIPATED EVENTS AND CIRCUMSTANCES WILL OCCUR,

THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS ACHIEVED DURING THE PROJECTED PERIODS WILL NOT VARY FROM THE PROJECTIONS OR THAT SUCH VARIATIONS WILL NOT BE MATERIAL.

Three different approaches are commonly used in business valuation: the income approach, the asset-based approach, and the market approach. Within each of these approaches, there are various techniques for determining the value of a business. Generally, the income approach determines value by calculating the net present value of the benefit stream generated by the business (discounted cash flow); the asset-based approach determines value by adding the sum of the parts of the business (net asset value); and the market approach determines value by comparing the company to other companies in the same industry, of the same size, and/or within the same region. We considered each of the commonly used techniques, which were reconciled with each other to arrive at a value conclusion.

Discounted Cash Flow Method

The Discounted Cash Flow method provides a business value based on the business earning potential. Under this method, we determine the business value by discounting the future business earnings using the discount rate which captures the business risk. The use of this method requires the following three inputs: business net cash flow forecast over a pre-determined future period, discount, and long-term terminal value.

The following table projects the Company’s cash flows over the next five years, a discount rate of 9.77% which was based on the Company’s best estimate of the weighted average cost of capital adjusted for risks associated with the Company and a terminal value based upon zero terminal growth.

	Dollar Amounts in Thousands
	Period 1	Period 2	Period 3	Period 4	Period 5
Cash Flows	819	1,179	1,061	1,103	1,146
Terminal Value Period 5					11,725
NPV of Cash Flows	746	978	802	759	8,075

Our income statement forecast provides the net cash flow numbers five years into the future. We applied the concepts of the weighted average cost of capital (WACC) to determine the discount rate. Finally, the terminal value which represents that portion of business value past the net cash flow projection period is calculated as follows:

Terminal Value = Final Projected Year Cash Flow X (1+Long-Term Cash Flow Growth Rate)

                                              (Discount Rate – Long-Term Cash Flow Growth Rate)

Under these assumptions, we arrive at an estimate of business value of $11,360,767.

Market-Based Business Valuation Method

The market-based business valuation relies upon the comparison of the subject business to similar businesses. We looked at other smaller publicly traded companies in similar businesses. Our peer group includes the following companies: Skyline Corporation, Nobility Homes, Inc., AV Homes, Inc., Beazer Homes USA, Inc., M/I Homes, Inc., and Taylor Morrison Home Corporation. Under this method, one determines the so-called valuation multiples which relate some measure of business financial performance to its potential value. The following valuation multiples were used:

•	Price divided by the business gross revenues or net sales – Peer Group multiple .29

•	Price divided by EBIT – Peer Group multiple 6.24

•	Price divided by book value – Peer Group Multiple 1.06

•	Price divided by net tangible asset base – Peer Group Multiple 1.1

Each valuation multiple is a ratio statistically derived from the financials of the companies in the same industry as the Company. To arrive at an estimate of the business value, we used each weighted valuation multiple and multiplied it by the corresponding numerical value of the subject business’ assets basis and determine the business value as the average of these business value estimates.

Under these assumptions, we arrive at an estimate of business value of $11,754,521.

Share Price/Market Value Method

To estimate the value of the business under the share price/market value approach, we calculated the Company’s 30, 60, and 90 day moving average stock prices.

Number of Trading Days	Average Closing Price
30	$0.7417
60	0.7350
90	0.7267

We then calculated the weighted average of the three data points, assigning a heavier weight to more current data since they are more relevant than data points in the distance past. We determined the business value by using the weighted average of the 30, 60 and 90 day weighted moving average stock prices to be $11,433,208.

Asset Based Method

To estimate the value of the subject business under the Asset Approach, we used the Capitalized Excess Earnings method. The method works to determine the business value as the sum of the fair market value of the business net tangible assets and the business goodwill.

We determined the net tangible assets as total assets minus goodwill minus total liabilities. Using the values from the Company’s Balance Sheet as of December 27, 2014, we calculated the net tangible assets of the Company to be $10,513,892. The net tangible assets of the Company were multiplied by the discount rate to determine the net earnings attributable to tangible assets. We applied the concepts of the weighted average cost of capital (WACC) to determine the discount rate. For tangible assets, we used a discount rate of 9.77% which was based on the Company’s best estimate of the weighted average cost of capital adjusted for risks associated with the Company. Using these inputs we determined the net earnings attributable to tangible assets to be $1,027,411.

We then determined the value of the Company’s intangible assets or goodwill. Business goodwill is calculated by capitalizing the value of business “excess earnings”. Excess earnings are the difference between the business Net Cash Flow and a fair return on the net tangible assets. Using the financial projections in the below table, we calculated the business excess earnings to be $33,934, which is the difference between average future cash flows of $1,061,345 and net earnings attributable to tangible assets of $1,027,411.

The following table projects the Company’s cash flows over the next five years.

	Dollar Amounts in Thousands
	Period 1	Period 2	Period 3	Period 4	Period 5
Total Revenue	34,785	36,524	37,620	38,749	39,911
Cost of Revenue	27,480	29,219	30,848	31,774	32,727

Gross Profit	7,305	7,305	6,772	6,975	7,184
Selling, Gen. & Admin	4,870	4,748	4,514	4,650	4,790

EBITDA	2,435	2,557	2,258	2,325	2,394
Depreciation & Amort.	261	274	282	291	299

EBIT	2,174	2,283	1,976	2,034	2,095

Income Tax Expense	826	868	751	773	796

Net Income	1,348	1,415	1,225	1,261	1,299
Add back Depr & Amort	261	274	282	291	299
Subtract Capital Expenditures	(336)	(336)	(336)	(336)	(336)
Subtract New Net Working Capital	(454)	(174)	(110)	(113)	(116)

Cash Flows	819	1,179	1,061	1,103	1,146

To capitalize the business excess earnings or income attributable to intangible assets, we applied the concepts of the weighted average cost of capital (WACC) to determine the discount rate. For intangible assets, we used a discount rate of 14.77% which was based on the Company’s best estimate of the weighted average cost of capital adjusted for risks associated with the Company. Using the capitalization rate for intangible assets of 14.77%, we determined the value of business goodwill to be $229,721.

December 27, 2014
Total Assets	$14,859,376
Total Liabilities	$4,345,484

Net Tangible Assets	$10,513,892

WACC	9.77%

Net Earnings Attributable to Tangible Assets	$1,027,411

Average of Future Net Cash Flows	$1,061,345
Less Income Attributable to Tangible Assets	$(1,027,411)

Income Attributable to Intangible Assets	$33,934

Divided by Capitalization Rate for Intangibles	14.77%
Total Intangible Value	$229,721
Fair Market Value of Tangible Assets	$10,513,892

Total Company Fair Market Values	$10,743,613

With the values of the assets and liabilities from the Company’s December 27, 2014 balance sheet and the business earnings basis equal to the average of future net cash flows from our five year forecast, the business value indicated by the Capitalized Excess Earnings method is: $10,743,613 which equals $10,513,892 (Net Tangible Assets) plus $229,721 (Value of Business Goodwill).

We use the results obtained from these four business valuation methods to provide an estimate of the business value. In our opinion, each of the business valuation methods utilized is equally relevant. Hence, we assign an equal weight to each result and calculate our estimate of the business value as the sum of these weighted values:

Discounted Cash Flow Income:	$11,360,767 x 25%	$2,840,192
Comparative Transactions Market:	$11,754,521 x 25%	$2,938,630
Share price/Market value:	$11,433,208 x 25%	$2,858,302
Capitalized Excess Earnings Asset:	$10,743,613 x 25%	$2,685,903

Indicated Business Value:		$11,323,027

As a result of this fairness analysis, the Company determined that the estimated fair value was $11,323,027 or $0.73 per share. The cashed-out stock price of $0.73 per share represents a 7.4% premium over the closing stock price of $0.68 on January 4, 2016 and a 14.1% premium over the average closing stock price of $0.64 for the period January 4, 2016 to February 19, 2016.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Split to those unaffiliated stockholders whose shares will be cashed out, including the fact that they will not pay the brokerage commissions they would have paid if they attempted to sell their shares in the open market. The proposed transaction price of $0.73 per pre-split share of Common Stock compares favorably to average closing price of the stock for the previous 30, 60, and 90 trading days prior to the announcement of the Reverse/Forward Split as well as the average closing price of $0.63 since January 2, 2015, the first trading day of 2015.

Furthermore, the Board considered that, with extremely limited liquidity in the public market for our Common Stock, only a small portion of our stockholders would have been able to attain the historical closing prices before the stock price decreased measurably. The proposed transaction price of $0.73 per pre-split share does not include any discount for the lack of liquidity of our Common Stock or for the minority status of the shares of our Common Stock owned by unaffiliated stockholders.

Finally, the Board considered that fact that the Company paid an average of $0.65 per share pursuant to its Common Stock Repurchase Program during 2014. The cash payment of $0.73 per pre-split share to stockholders whose shares will be cashed out represents a premium of 12.3% over the average price paid per share for the Company’s repurchase of Common Stock during 2014.

With respect to the fairness of the Reverse/Forward Split to the stockholders whose stock would not be cashed out in the Reverse/Forward Split, the Board also relied on the fact that the amount being paid to stockholders whose stock would be cashed out was fair. In addition, the Board noted that voting control of approximately 83% of the shares held by stockholders who would remain stockholders after the Reverse/Forward Split was held by members of the Board so that the interests of such stockholders would remain aligned with the interests of the Board.

Procedural Fairness of the Reverse/Forward Split

As stated above, the Company is required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it reasonably believes that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. The Board, on behalf of the Company, has itself made that determination and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is also procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse/Forward Split and will not be continuing stockholders of the Company and stockholders who will retain an equity interest in the Company. In reaching this conclusion, the Board noted that the potential ability of unaffiliated stockholders of record to decide whether or not to remain stockholders following the Reverse/Forward Split by attempting to buy or sell shares of Common Stock in the open market, if permissible at prices acceptable to such stockholders, afforded protection to those stockholders who would not be continuing stockholders of the Company. Specifically, the Board noted that current holders of record of fewer than 250 shares may be able to remain stockholders of the Company by acquiring additional shares, if available at prices they are willing to pay, so that they own at least 250 shares immediately before the Reverse/Forward Split. Conversely, stockholders of record that own 250 or more shares and desire to liquidate their shares in connection with the Reverse/Forward Split may be able to sell or otherwise reduce their holdings to less than 250 shares prior to the Reverse/Forward Split. It should be noted that, because there has historically been very limited trading in the Company’s Common Stock, stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Split may not be able to do so at all or at a price they are willing to pay or accept.

In addition, the Board noted that voting control of over 80% of the shares held by stockholders who would remain stockholders after the Reverse/Forward Split would remain with Peerless Systems Corporation, a Delaware corporation, such that there would be no change in control and the interests of remaining stockholders would not be substantially diminished. Further, the result of the Reverse/Forward Split is anticipated to affect less than 16,000 shares, or less than 0.11%, of the Common Stock of the Company.

In light of the Board’s determination that the interests of unaffiliated stockholders were protected by (i) the representation of stockholders who would remain stockholders after the Reverse/Forward Split on the Board, and (ii) the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Split by buying or selling shares of Common Stock in the open market, the Board did not create a Special Committee or retain independent counsel.

The Board determined not to condition the approval of the Reverse/Forward Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out because approximately 99.4% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/Forward Split.

The Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders because it would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders is not required under Florida law.

The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under Florida law. The Board determined that this Information Statement, together with our other filings with the SEC, provides adequate information for unaffiliated stockholders.

The Board determined that the process leading up to the approval of the Reverse/Forward Split was procedurally fair to the stockholders because of the structural fairness of the Reverse/Forward Split and the procedural protections available to stockholders.

Federal Income Tax Consequences of the Reverse/Forward Split

We have summarized below what we believe to be certain federal income tax consequences to the Company and its stockholders resulting from the Reverse/Forward Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

We believe that any stockholders who continue to hold Common Stock immediately after the Reverse/Forward Split, and who receive no cash as a result of the Reverse Split, should not recognize any gain or loss or dividend income as a result of the Reverse/Forward Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse/Forward Split.

We believe that a stockholder who receives cash in the Reverse/Forward Split (i.e., a stockholder of record who holds less than one share as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) may be allowed a dividend received deduction subject to applicable limitations and other special rules.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse/Forward Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and bought and sold on the OTCBB. Our Common Stock is not listed on any stock exchange. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of January 15, 2016, we had approximately 316 record holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Split, we expect to have approximately 81 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act promptly after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders under the Exchange Act. After deregistration of our shares, our stockholders will have access to our corporate books and records to the extent provided by the Florida Business Corporation Act, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to the Company and our stockholders.

We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $175,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. By reducing the Company’s number of stockholders of record to less than 300 and deregistering our Common Stock under the Exchange Act as intended, based on historical expenses, the Company expects to save (i) approximately $75,000 per year in professional fees and expenses for the preparation and filing of reports required by the Exchange Act and (ii) approximately $100,000 per year in other costs related to being a publicly reporting entity, such as Edgarization and XBRL costs, printing and mailing costs, expenses for compliance with the internal control and procedure requirements associated with Sarbanes-Oxley, the Dodd-Frank Act and regulatory compliance issues applicable to public entities, other than internal personnel expenses. The termination of the Company’s public reporting obligations will also alleviate a significant amount of time and effort previously required of the Company’s employees in preparing and reviewing the periodic reports and filings required of public entities under the Exchange Act and the pressure and expense of hiring staff to satisfy the regulatory and accounting reporting requirements.

CERTAIN INFORMATION CONCERNING THE COMPANY

Deer Valley Corporation’s administrative and principal executive office is located at 205 Carriage Street, Guin, Alabama 35563 and its telephone number is (205) 468-8400.

Deer Valley Corporation, through its wholly owned subsidiaries Deer Valley Homebuilders, Inc. (“DVH”), Deer Valley Financial Corp (“DVFC”) and Deer Valley Home Repair Services, Inc. (“DVHRS”), designs and manufactures factory built homes and provides dealer inventory-secured financing for our factory built homes. The Company’s manufacturing plant located in Guin, Alabama, produces homes which are marketed in 14 states through a network of independent dealers, builders, developers and government agencies located primarily in the southeastern and south central regions of the United States. Inventory-secured loan financing is offered to qualified retail dealers and developers, through DVFC.

As of the date of this Information Statement, the Company’s authorized capital stock consists of (a) 100,000,000 shares of common stock, par value $.001 per share (15,514,344 shares of which are outstanding); (b) 750,000 shares of Series A preferred stock, par value $0.01 per share (no shares are outstanding); (c) 49,451 of Series B preferred stock, par value $0.01 per share (no shares are outstanding); (d) 26,750 of Series C preferred stock, par value $0.01 per share (no shares are outstanding); (e) 300,000 of Series D preferred stock, par value $0.01 per share (no shares are outstanding); and (f) 1,000,000 of Series E preferred stock, par value $0.01 per share (no shares are outstanding).

On September 3, 2014, Peerless Systems Corporation, a Delaware corporation (“Peerless”), Vicis Capital Master Fund, a Cayman Island unit trust managed by Vicis Capital, LLC (“Vicis”), and Deer Valley Corporation, a Florida corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”). The transaction described in the SPA closed, and the consummation of the transaction described in the SPA occurred, effective as of October 6, 2014 (the “Closing Date”).

Pursuant to the terms and conditions of the SPA, (a) Vicis sold to Peerless, and Peerless purchased from Vicis, 12,310,458 shares of the Company’s common stock, and (b) the Company sold to Peerless, and Peerless purchased from the Company, 126,000 shares of the Company’s common stock (collectively, the “Purchased Shares”). The Purchased Shares represent approximately eighty percent (80%) of the Company’s issued and outstanding shares and were acquired for an aggregate purchase price of $3,681,900. The source of funds used for the purchase price for the Purchased Shares was from cash-on-hand of Peerless.

EFFECT OF THE REVERSE/FORWARD SPLIT

ON THE NUMBER OF AUTHORIZED AND ISSUED SHARES

As of March 15, 2016, the Company had a total of 15,514,344 of its 100,000,000 authorized shares of Common Stock issued and outstanding. The total number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. The table below illustrates the estimated effect on the number of authorized shares available for issuance as a result of the Reverse/Forward Split. Significantly, the result of the Reverse/Forward Split is anticipated to affect approximately 16,000 shares, or less than 0.11%, of the Common Stock of the Company.

	Shares Authorized	Shares Issued and Outstanding	Authorized Shares Available for Issuance
Before Reverse/Forward Split	100,000,000	15,514,344	84,485,656
After Reverse/Forward Split	100,000,000	15,498,344	84,501,656

The shares acquired in the Reverse/Forward Split will be retired and returned to the status of authorized but unissued shares of Company Common Stock.

TRADING MARKET AND PRICE

Our Common Stock is currently bought and sold on the OTCBB. The following is a schedule of the reported high and low closing prices per share for our Common Stock during the period from December 28, 2013 through January 2, 2016 (the past two years), all of which quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Quarter Ending	High	Low
December 28, 2013	$0.66	$0.65
March 29, 2014	0.75	0.65
June 28, 2014	1.00	0.60
September 27, 2014	0.95	0.60
December 27, 2014	0.85	0.65
March 28, 2015	0.70	0.30
June 27, 2015	0.65	0.31
September 26, 2015	0.85	0.35
January 2, 2016	0.85	0.69

DIVIDENDS PAID BY THE COMPANY

We have not declared or paid any cash dividends on our common stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends to holder of common stock will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by our Board of Directors.

STOCK PURCHASES BY THE COMPANY

Pursuant to a Common Stock Repurchase Program approved by our Board of Directors, (i) a total of 7,560 shares were purchased during three month period ended March 29, 2014 at a cost of $0.65 per share; (ii) a total of 25,500 shares were purchased during three month period ended June 28, 2014 at an average cost of $0.64 per share and a range of $0.60 to $0.65; (iii) a total of 5,000 shares were purchased during three month period ended September 27, 2014 at a cost of $0.65 per share; and (iv) a total of 8,043 shares were purchased during three month period ended December 27, 2014 at a cost of $0.65 per share. There were no treasury stock purchases during the year ended January 2, 2016.

IDENTITY AND BACKGROUND OF THE DIRECTORS AND OFFICERS OF THE COMPANY

As of March 15, 2016, the directors and executive officers of the Company, their ages, positions, the dates of initial election or appointment as directors or executive officers, and the expiration of their terms are as set forth below. Unless otherwise indicated, the mailing address of the director or officer is 205 Carriage St., Guin, Alabama 35563 and his/her telephone number is (205) 468-8400.

Name of Director / Executive Officer	Position(s)	Period Served
Anthony J. Bonidy	Class I Director of Deer Valley Corporation	April 21, 2015 to Present (term expires at next meeting of shareholders)

Lodovico de Visconti	Class II Director of Deer Valley Corporation	April 21, 2015 to Present (term expires at next meeting of shareholders)

Ronald W. Frank	Class III Director of Deer Valley Corporation	April 21, 2015 to Present (term expires at next meeting of shareholders)

John Steven Lawler	Chief Financial Officer, Secretary and Treasurer of DVH	September 22, 2006 to Present

	Class III Director of Deer Valley Corporation	September 22, 2006 to Present (term expires at next meeting of shareholders)

	Member of the Board of Directors of DVH	September 22, 2006 to Present (term expires at next meeting of shareholders)

	Chief Financial Officer and Executive Vice President of Deer Valley Corporation	January 27, 2009 to Present

	Secretary, Treasurer and Member of Board of Directors of DVFC	August 18, 2009 to Present

Damien J. Park	Class III Director of Deer Valley Corporation	October 6, 2014 to Present (term expires at next meeting of shareholders)

Charles L. Murphree, Jr.	Vice President and Regional Sales Director of DVH	September 22, 2006 to June 30, 2012

	Vice President and General Manager of DVH	July 1, 2012 to Present

	Class I Director of Deer Valley Corporation	September 22, 2006 to Present (term expires at next meeting of shareholders)

	Member of the Board of Directors of DVH	September 22, 2006 to Present (term expires at next meeting of shareholders)

	Member of Board of Directors of DVFC	August 18, 2009 to Present

Anthony J. Bonidy, age 68, joined LCV Capital Management, LLC in 2009. Prior to that, from 2002 to 2009, he served as President and CEO of CombineNet, Inc., a Pittsburgh-based top 100 advanced sourcing technology company. Under his management CombineNet delivered more than $6 billion in bottom-line savings for businesses worldwide including General Mills, PepsiCo, Procter & Gamble, Bayer, Sears, Johnson & Johnson, and many more across a spectrum of industries. In 2009, CombineNet was sold to a private equity investment firm. From 2000 to 2002, he co-purchased Revive, Inc., a Pittsburgh-based software conversion company. Revive was sold in 2002 to a division of Fluor, generating approximately 500% IRR to investors. From 1998 to 2000, he served as a member of the board of directors and later as CEO of InfoSage, Inc., a Pittsburgh-based leading business intelligence software company. From 1994 to 1998 he served as co-founder and President of Dlubak, OCD, a Pittsburgh-based specialty glass fabrication company focused on architectural projects like Reagan National Airport, the Getty Museum and the Baylor Medical Center, among others. From 1993 to 1994 he served as Vice President of Sales for Legent Corporation, a Washington, DC-based software development company, which was acquired by CA Associates. From 1987 to 1993, shortly after its inception, he joined the executive team at NeXT Computer, Inc., a California-based integrated computer manufacturer. Mr. Bonidy served as head of global product distribution and worked closely with NeXT’s CEO and founder, Steve Jobs, to build the Company’s Eastern Sales organization. Furthermore, he was responsible for developing the Federal Business Unit (NeXT’s most successful and profitable operation) and led NeXT into the financial investments arena through its rapid software deployment products for traders. From 1970 to 1987 he worked at IBM in various executive management positions, including Area Vice President responsible for 12% of IBM’s domestic revenues. Later, he was a Vice President of IBM’s Application Systems Division responsible for all application software worldwide. Additionally, Mr. Bonidy led the IBM mergers and acquisitions team, which acquired Metaphor Systems, which became the foundation of IBM’s Business Intelligence offering. In addition to serving as a member of the board of directors for most companies listed above, Mr. Bonidy has also served on the board of directors of Innovation Works, a Pittsburgh-based venture capital firm, as well as the Pittsburgh High Technology Council. In 2008, Mr. Bonidy was selected as a finalist for the Ernst & Young “Entrepreneur of the Year” award. Mr. Bonidy received a BS in Business from West Virginia University.

Lodovico de Visconti, age 40, is the Founder, Managing Member and Chief Investment Officer of LCV Capital Management, LLC – an alternative investment company, which focuses on managing multiple shareholder activist hedge funds. Prior to founding LCV Capital Management, from January 2006 to May 2009, he served as General Partner and Chief Investment Officer of RF Partners, L.P. – a New York-based shareholder activist hedge fund. Lodovico’s activist experience includes multiple activist campaigns across a spectrum of industries, including ModusLink Global Solutions, Inc., Quidel Corporation, OM Group, Inc., Horsehead Holding Corp., TOP Ships, Inc., James River Coal Company, JAKKS Pacific, Inc., AR Corp. and Maxim Crane WorksHoldings. From March 2007 to April 2008 he served as non-executive Managing Director of Signal Capital Management, LLC - a New York-based multi-strategy alternative investment company, with strong focus on long/short, quantitative and SPAC investment strategies. From January 2005 to January 2006 he was a Director at Schneider Downs & Co. – a Pittsburgh-based financial advisory company. From March 2004 to December 2008 he served as a senior advisor at the Gerson Lehrman Group - an international executive consulting firm, where he specialized in providing advisory services to hedge funds concerning shareholder activist-related matters. Major clients included the Goldman Sachs Special Opportunities Fund, L.P. and Pirate Capital, LLC. From February 2004 to July 2006 he served as non-executive Director at NADTCO – a Swiss-based international commodities trading firm. From February 2000 to October 2004 he served as Vice President, Mergers and Acquisitions at Antares International Partners, Inc. – a San Francisco and Paris-based international investment bank. From June 1997 to February 2000 he served as Associate, Mergers and Acquisitions at N.M. Rothschild and Goldman Sachs Group – London- and New York-based international investment banks, respectively. Lodovico’s experience encompasses circa $10 billion of middle-market transactions involving leading financial sponsors, such as KKR, Blackstone Group, Carlyle Group, Apax Partners, Metalmark Capital and BC Partners. Lodovico received a BS in Finance, International Business and Economics from Georgetown University’s McDonough School of Business and has completed extensive coursework at Boalt Hall School of Law at the University of California at Berkeley.

Ronald W. Frank, age 68, has served as the General Counsel for LCV Capital Management, LLC since 2009. He is also a Partner at Reed Smith, LLP – a major international law firm, in its Corporate & Securities Group. Mr. Frank has over 30 years of experience in all aspects of mergers and acquisitions. He has represented clients in connection with stock and asset transactions, and has represented both private and publicly-traded corporations with respect to such transactions. Additionally, he has extensive experience in structuring contingent pay-out arrangements, earn-outs, and other forms of non-standard transaction structures, employment and consulting agreements and complex dispute resolution provisions. Mr. Frank has advised clients in connection with public securities transactions, including initial public offerings, acquisitions of publicly-held corporations, tender offers, and “going private” transactions. He has also represented clients in securities transactions exempt from Federal and State registration, including employee stock purchase plans, tax-oriented investments, ESOP transactions, acquisitions and capital formation transactions. Mr. Frank has also served as Founder and Managing Director of Morgan Franklin & Co. and B. I. Europa, GmbH - Pittsburgh- and Frankfurt-based investment banking and consulting firms, respectively. Mr. Frank is a graduate of Carnegie Mellon University with a degree in Chemical Engineering and serves on the Executive Committee of the Andrew Carnegie Society. In 1972 he received his Law Degree from the Duke Law School and currently serves on the Advisory Council. He is a member of the International Bar Association and the Pennsylvania Bar Association where he serves as Chairman, International and Comparative Law Section.

John Steven Lawler, age 47, has been the Chief Financial Officer, Executive Vice President and Director of Deer Valley Corporation and Chief Financial Officer and Director of Deer Valley Homebuilders, Inc. (“DVH”) since 2006. As part of the DVH’s founding group, since April 2004, Mr. Lawler, a certified public accountant, has served as Chief Financial Officer for DVH. From 2001 until 2004, he served as ERP and IT Project Manager for Cavalier Homes, Inc. From 1999 until 2001, Mr. Lawler worked as the ERP Team Leader for Financial Accounting for Cavalier Homes, Inc. Mr. Lawler holds a Bachelor of Science in Business Administration from the University of Alabama.

Damien J. Park, age 44, Managing Partner of Hedge Fund Solutions, LLC since 2004, President & CEO of Hibernian Partners, Inc. since 1998. Mr. Park received a MBA from Trinity College Dublin, Ireland in 1998 and a B.S. from Delaware Valley College in 1994.

Charles L. Murphree, Jr., age 54, has been a member of the Board of Directors of Deer Valley Corporation and of DVH since 2006, Vice President and General Manager of Deer Valley Homebuilders, Inc. As one of the founders of DVH, since April of 2004, Mr. Murphree has served as a Corporate Director, Sales Manager and Vice President of DVH. From 2003 until 2004, Mr. Murphree served as Plant Manager for Clayton Homes, Inc. From 2000 through 2003, Mr. Murphree worked as General Manager of the Energy and LifeStyle Divisions of Southern Energy Homes, Inc. Mr. Murphree graduated from the University of Alabama Huntsville with a Bachelor of Science in Business Administration.

During the last five years, none of the above individuals have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and they have not been parties to a judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding a violation of any federal or state securities law.

All are citizens of the United States.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of our capital stock as of March 15, 2016 for (i) any person whom we know to be the beneficial owner of more than 5% of our outstanding common stock (ii) each of our directors or those nominated to be directors, and executive officers and (iii) all of our directors and executive officers as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any security as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner to the same securities, and a person may be deemed to be the beneficial owner of the same securities as to which that person has no economic interest. Including those shares in the table below does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common Stock	Peerless Systems Corporation	12,436,458 Direct Ownership (3)	80.1%

Common Stock	Anthony J. Bonidy, Member of the Board of Directors of Deer Valley Corporation	12,436,458 Indirect Ownership (3)	80.1%

Common Stock	Lodovico de Visconti, Member of the Board of Directors of Deer Valley Corporation	12,436,458 Indirect Ownership (3),(4)	80.1%

Common Stock	Ronald Leplae	858,732 Indirect Ownership (5)	5.52%

Common Stock	Anthony J. Bonidy and Theresa M. Clark, as co-trustees of (a) the remainder trusts for Raymond J. Lane III and Catherine Victoria Lane under the RJL 2004 Grantor Retained Annuity Trust No. 9, and (b) the remainder trusts for Raymond J. Lane III and Catherine Victoria Lane under the SHL 2004 Grantor Retained Annuity Trust No. 9.	1,865,468 Indirect Ownership (6)	12.02%

Common Stock	Ronald W. Frank, Member of the Board of Directors of Deer Valley Corporation	0	0%

Common Stock	Damien J. Park, Member of the Board of Directors of Deer Valley Corporation	0	0%

Common Stock	Charles L. Murphree, Jr., Member of the Board of Directors of Deer Valley Corporation and of DVH, Executive Vice President and General Manager of DVH	144,353 Direct Ownership	*

Common Stock	John Steven Lawler, Member of the Board of Directors of Deer Valley Corporation and of DVH, Chief Financial Officer and Executive Vice President of Deer Valley Corporation and Chief Financial Officer of DVH	72,178 Direct Ownership	*

Common Stock	All executive officers and directors as a group ( 6 persons)	12,652,989	81.6%

*	Less than 1%.
(1)	Unless otherwise indicated, the mailing address of the shareholder is 205 Carriage St., Guin, Alabama 35563.
(2)

Applicable percentage of ownership is based on 15,514,344, shares of common stock (excluding 2,397,840 shares of treasury common stock) being issued and outstanding. Calculations do not include outstanding warrants or options, or other rights issued by the Company, unless the reporting person is the beneficial owner of the warrant, option, or other right. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
(3)	Anthony J. Bonidy and Lodovico de Visconti, each a member of the Board of Directors of the Company, are the sole members of the Board of Directors of Peerless Systems Corporation and the sole officers of Peerless Systems Corporation. Anthony J. Bonidy and Lodovico de Visconti, jointly have sole voting and dispositive control over these securities owned by Peerless Systems Corporation. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Anthony J. Bonidy and Lodovico de Visconti may be deemed to beneficially own, but has disclaimed ownership of, all shares owned by Peerless Systems Corporation, a Delaware corporation with an address of 650 Smithfield Street, Suite 705 Pittsburgh, PA 15238. The mailing address of Peerless Systems Corporation, Mr. Bonidy, and Mr. de Visconti is 650 Smithfield Street, Suite 705 Pittsburgh, PA 15238. Except as stated in footnote (4), (5) and (6) below, no person, through ownership of Peerless Systems Corporation, is the beneficial owner of more than five (5%) percent of the common stock of the Company.
(4)	Lodovico de Visconti, based on his 34.323% ownership of Peerless Systems Corporation., is an indirect beneficial owner of 27.493% of the common stock of the Company. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Lodovico de Visconti may be deemed to beneficially own, but has disclaimed ownership of, all shares owned by Peerless Systems Corporation. The mailing address of Mr. de Visconti is 650 Smithfield Street, Suite 705 Pittsburgh, PA 15238.
(5)	Ronald Leplae, based on his 6.89% ownership of Peerless Systems Corporation, is an indirect beneficial owner of 5.52% of the common stock of the Company. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, if Mr. Leplae may be deemed to beneficially own, but has disclaimed ownership of, all shares owned by Peerless Systems Corporation. The mailing address of Mr. Leplae is 650 Smithfield Street, Suite 705 Pittsburgh, PA 15238.
(6)	Anthony J. Bonidy and Theresa M. Clark, as co-trustees of (a) the remainder trusts for Raymond J. Lane III and Catherine Victoria Lane under the RJL 2004 Grantor Retained Annuity Trust No. 9, and (b) the remainder trusts for Raymond J. Lane III and Catherine Victoria Lane under the SHL 2004 Grantor Retained Annuity Trust No. 9 (the “Trusts”). The trustees of the Trusts, through 15% ownership of Peerless Systems Corporation, are an indirect beneficial owner of 12.02% percent of the common stock of the Company. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, if the trustees of the Trusts are deemed to beneficially own, but has disclaimed ownership of, all shares owned by Peerless Systems Corporation. The mailing address of the trustees for the Trusts is 650 Smithfield Street, Suite 705 Pittsburgh, PA 15238.

As a result of the Reverse/Forward Split:

The beneficial interest in Common Stock of Peerless Systems Corporation, shareholder, is expected to increase from approximately 80.1% to approximately 80.2%. The indirect beneficial interest of Anthony J. Bonidy and Lodovico de Visconti, members of the Board of the Company and sole members of the Board of Directors of Peerless Systems Corporation, is also expected to increase from approximately 80.1% to approximately 80.2%.

The beneficial interest in Common Stock of Charles L. Murphree, Jr. and John Steven Lawler, members of the Board, are expected to remain less than 1%.

The beneficial interest in Common Stock of Ronald Leplae is expected remain at approximately 5.52%.

The beneficial interest in Common Stock of Anthony J. Bonidy and Theresa M. Clark, as co-trustees of (a) the remainder trusts for Raymond J. Lane III and Catherine Victoria Lane under the RJL 2004 Grantor Retained Annuity Trust No. 9, and (b) the remainder trusts for Raymond J. Lane III and Catherine Victoria Lane under the SHL 2004 Grantor Retained Annuity Trust No. 9 is expected remain at approximately 12.02%.

Ronald W. Frank and Damien J. Park, members of the Board, are expected to continue to have no beneficial interest in Common Stock.

TRANSACTIONS WITH RELATED PERSONS AND ENTITIES

John N. Giordano, a director of the Company from July 27, 2006 to October 6, 2014, is also a shareholder of Bush Ross, P.A., the Company’s outside general legal counsel. The Company paid less than $75,000 for legal services during the fiscal year ending December 27, 2014.

On December 22, 2015, Deer Valley entered into that certain Secured Convertible Note and Security Agreement with BLU Autoworks LLC, a Delaware limited liability company (the “Borrower”), pursuant to which Deer Valley loaned Three Million and No/100 Dollars ($3,000,000) to Borrower (the “Initial Advance”). The Secured Convertible Note provides that Borrower may, as agreed to by Deer Valley, borrower up to an additional One Million and No/100 Dollars ($1,000,000) (collectively, with the Initial Advance, the “Loan’). The Loan bears interest at a rate of five percent (5.0%) per annum, matures on June 30, 2016, and is secured by the assets of the Borrower. Deer Valley may, at its option, convert the outstanding principal and interest of the Loan into membership interests in Borrower, which membership interests shall entitle Deer Valley to receive, upon liquidation of Borrower, shares of Tua Autoworks Holdings S.à.r.l. (“Tua Luxembourg”) equal to 5.74% of the outstanding capital shares of Tua Luxembourg, or, if Deer Valley elects to request an independent valuation analysis, such percentage of the shares of Tua Luxembourg as determined by an independent valuation analysis. Tua Luxembourg and Borrower are developing an automobile manufacturing business located in Italy.

Anthony J. Bonidy and Lodovico de Visconti are members of the Board of Directors of Deer Valley, Lodovico de Visconti is the sole manager of the Borrower, and Anthony J. Bonidy and Lodovico de Visconti are the sole members of the Board of Directors of Tua Luxembourg. Anthony J. Bonidy and Lodovico de Visconti directly, or indirectly, control the voting capital stock of Deer Valley, Borrower, and Tua Luxembourg.

POTENTIAL REINSTATEMENT OF REPORTING OBLIGATIONS

The intended effect of the Reverse/Forward Split is to reduce the number of record holders of our Common Stock to fewer than 300. This will make us eligible to terminate the registration of our Common Stock under Rule 12g-4 and Section 12(g) of the Exchange Act. We expect to reduce the number of our record holders to approximately 81 as a result of the Reverse/Forward Split. However, if the Reverse/Forward Split does not have the intended effect, or if the number of record holders of our Common Stock rises to either 500 or more persons who are not accredited investors or 2,000 persons after the consummation of the Reverse/Forward Split for any reason (in each case, provided the Company has total assets exceeding $10 million), we may once again be subject to the periodic reporting obligations under the Exchange Act and the SEC’s proxy rules, which would negate much, if not all, of the savings intended to be accomplished through the Reverse/Forward Split.

FINANCIAL INFORMATION

The following documents that we filed with the SEC, are incorporated by reference in this Information Statement: (i) the Annual Report on Form 10-K for the fiscal year ended December 27, 2014, (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2015, (iii) the Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2015, (iv) the Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2015, and (v) any filings with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act following the date of this Information Statement.

The book value per common share as of September 26, 2015 was $0.75 under GAAP.

The Reverse/Forward split is not anticipated to have a material effect on (1) the Company’s balance sheet as of September 26, 2015; (2) the Company’s statement of income, earnings per share, and ratio of earnings to fixed charges for the fiscal year ended December 27, 2014 and the quarterly period ended September 26, 2015; and (3) the Company’s book value per common share as of September 26, 2015.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

SUMMARY FINANCIAL INFORMATION

The following tables present summary financial information of the Company as of and for the years ended December 27, 2014 and December 28, 2013, and as of September 26, 2015 and for the three and nine months ended September 26, 2015 and September 27, 2014. The summary financial data as of December 27, 2014 and December 28, 2013 and for each of the fiscal years in the two-year period ended December 27, 2014 have been derived from the Company’s historical audited financial statements, as included with the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014. The summary financial data as of September 26, 2015 and for the three and nine months ended September 26, 2015 and September 27, 2014 are derived from the Company’s unaudited financial statements, as included with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2015. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and in the opinion of the Company’s management include all adjustments, consisting of only ordinary recurring adjustments, necessary for a fair presentation of the information set forth in this information statement.

The summary financial data presented below should be read in conjunction with the Company’s financial statements and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2015, as applicable.

	For The Three Month Period Ended		For The Nine Month Period Ended		For the years ended
	September 26, 2015	September 27, 2014	September 25, 2015	September 27, 2014	December 27, 2014	December 28, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUE	$8,694,744	$8,473,549	$24,525,043	$21,589,852	$30,247,725	$28,937,716

COST OF REVENUE	6,694,760	6,738,180	19,233,454	17,665,416	24,495,255	23,395,340

GROSS PROFIT	1,999,984	1,735,369	5,291,589	3,924,436	5,752,470	5,542,376

SELLING AND ADMINISTRATIVE EXPENSE	1,266,151	1,225,186	3,701,494	3,451,271	4,692,077	4,158,080

OPERATING INCOME	733,833	510,183	1,590,095	473,165	1,060,393	1,384,296

OTHER INCOME/(EXPENSES)	(12,754)	(9,198)	(19,899)	(26,096)	(34,976)	(40,517)

INCOME BEFORE INCOME TAXES	721,079	500,985	1,570,196	447,069	1,025,417	1,343,779

INCOME TAX (EXPENSE)	(223,791)	(205,973)	(503,279)	(197,541)	(374,278)	(528,546)

NET INCOME	$497,288	$295,012	$1,066,917	$249,528	$651,139	$815,233

Net Income Per Share (Basic)	$0.03	$0.02	$0.07	$0.02	$0.04	$0.05
Net Income Per Share (Fully Diluted)	$0.03	$0.02	$0.07	$0.02	$0.04	$0.05

Weighted Average Common Shares Outstanding	15,514,344	15,411,248	15,514,344	15,422,096	15,436,518	15,493,116
Weighted Average Common and Common Equivalent	15,514,344	15,411,248	15,514,344	15,422,096	15,436,518	15,493,116

For the following periods, the ratio of earnings to fixed charges was as follows:

For the Three Month Period Ended		For the Nine Month Period Ended		For the Year Ended
September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014	December 27, 2014	December 28, 2013
19.49	10.45	13.66	3.43	5.50	4.95

	September 26, 2015	December 27, 2014	December 28, 2013
	(unaudited)
ASSETS
Current Assets:
Cash	$4,800,738	$4,116,101	$3,107,213
Accounts receivable, net	1,349,060	1,577,111	1,537,027
Inventory	1,941,464	1,233,480	1,310,618
Deferred tax asset	653,839	578,928	567,693
Inventory finance notes receivable	1,594,788	2,081,511	2,607,456
Prepaid expenses and other current assets	121,847	67,532	813,326

Total Current Assets	10,461,736	9,654,663	9,943,333

Fixed Assets:
Property, plant and equipment, net	2,359,133	2,307,495	2,143,707

Other Assets:
Inventory finance notes receivable, net	2,301,441	1,443,294	3,287,772
Deferred tax asset	1,319,874	1,439,538	1,621,179
Other assets	12,064	14,386	17,482

Total Other Assets:	3,633,379	2,897,218	4,926,433

Total Assets	$16,454,248	$14,859,376	$17,013,473

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current maturities on long term debt	$722,200	$125,600	$125,600
Revolving credit loans	—	—	3,056,799
Accounts payable	659,861	327,775	364,887
Accrued expenses	1,948,862	1,790,432	1,514,010
Accrued warranties	1,370,000	1,245,000	1,185,000
Income tax payable	172,516	165,877	140,162

Total Current liabilities	4,873,439	3,654,684	6,386,458

Long Term Liabilities:
Long-term debt, net of current maturities	—	690,800	816,400

Total Long Term Liabilities	—	690,800	816,400

Total Liabilities	4,873,439	4,345,484	7,202,858

Stockholders’ Equity:
Common stock, $0.001 par value	17,914	17,914	17,788
Additional paid-in capital	33,336,067	33,336,067	33,254,293
Treasury Stock, at cost	(1,305,378)	(1,305,378)	(1,275,616)
Accumulated deficit	(20,467,794)	(21,534,711)	(22,185,850)

Total Stockholders Equity	11,580,809	10,513,892	9,810,615

Total Liabilities and Stockholders Equity	$16,454,248	$14,859,376	$17,013,473

WHERE YOU CAN FIND MORE INFORMATION

The Reverse/Forward Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3 may contain additional information about us. Copies of the Schedule 13E-3 and all exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to 205 Carriage Street, Guin, Alabama 35563. You can also obtain, without charge, reports, proxy statements and other information about the Company, by contacting us directly at telephone (205) 468-8400.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters.

You may obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov.

By Order of the Board of Directors of Deer Valley Corporation.

/s/ John Steven Lawler
John Steven Lawler
Chief Financial Officer & Secretary

ANNEX A

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

DEER VALLEY CORPORATION

* * * * * * * * * * * * * * * * * * * * * * * * * * * * *

DEER VALLEY CORPORATION, a Florida corporation (the “Corporation”) whose Articles of Incorporation were originally filed with the Florida Department of State on July 24, 2006 (Florida Division of Corporations Document Number P06000092540), hereby certifies as follows:

1. The Articles of Incorporation of the Corporation are hereby amended to insert immediately following the first paragraph of Article “Fourth”, the following paragraph effecting a combination of the outstanding shares of Common Stock:

“Reverse Stock Split. Effective as of the effectiveness of the Articles of Amendment to these Articles of Incorporation adding this paragraph at the end of ARTICLE FOURTH (the “Amendment”) and without regard to any other provision of these Articles of Incorporation, each two hundred fifty (250) shares of Common Stock, par value $0.001 per share, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one (1) share (and fractional shares as may be applicable based upon such 1-to-250 ratio) of fully paid and nonassessable Common Stock, par value $0.001 per share (the “Reverse Stock Split”), provided that no fractional shares shall be issued as a result of this Reverse Stock Split to any stockholder of record that owns less than one (1) share as a result of the Reverse Stock Split. In lieu thereof, the Corporation shall pay to each such holder of record of any such fractional share an amount equal to $0.73 per share on a pre-split basis. Holders of record of at least one (1) share, will receive fractional shares as a result of the Reverse Split to the extent the amount is not equally divisible by two hundred fifty (250), and they will not be entitled to receive any cash payment.”

2. The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.

3. The amendment recited in Section 1 has been duly adopted in accordance with the provisions of §607.0821, .0704, .1003 and .1006, Florida Statutes, a majority of the shareholders and directors of the Corporation having executed a written statement, dated effective January 21, 2016, manifesting their intention that the amendment be adopted.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared and adopted under the signature of its Chief Financial Officer, Executive Vice President and Secretary this      day of April, 2016.

DEER VALLEY CORPORATION

By:
John Steven Lawler, Chief Financial Officer, Executive Vice President, and Secretary

A-1

ANNEX B

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

DEER VALLEY CORPORATION

* * * * * * * * * * * * * * * * * * * * * * * * * * * * *

DEER VALLEY CORPORATION, a Florida corporation (the “Corporation”) whose Articles of Incorporation were originally filed with the Florida Department of State on July 24, 2006 (Florida Division of Corporations Document Number P06000092540), hereby certifies as follows:

1. The Articles of Incorporation of the Corporation are hereby amended to insert at the end of Article “Fourth”, the following paragraph effecting a split of the outstanding shares of Common Stock:

“Forward Stock Split. Effective as of the effectiveness of the Amendment to these Articles of Incorporation (“Amendment”) adding this paragraph at the end of ARTICLE FOURTH and without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock, par value $0.001 per share, (and including each fractional share in excess of one (1) share of Common Stock) either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into two hundred fifty (250) shares (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such 250-to-1 ratio) of fully paid and nonassessable Common Stock, par value $0.001 per share (the “Forward Stock Split”), provided that no fractional shares shall be issued as a result of this Forward Stock Split.”

2. The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.

3. The amendment recited in Section 1 has been duly adopted in accordance with the provisions of §607.0821, .0704, .1003 and .1006, Florida Statutes, a majority of the shareholders and directors of the Corporation having executed a written statement, dated effective January 21, 2016, manifesting their intention that the amendment be adopted.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared and adopted under the signature of its Chief Financial Officer, Executive Vice President and Secretary this      day of April, 2016.

DEER VALLEY CORPORATION

By:
John Steven Lawler, Chief Financial Officer, Executive Vice President, and Secretary

B-1

ANNEX C

FLORIDA STATUTES §607.1301 THROUGH §607.1333

607.1301 Appraisal rights; definitions.—The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302 Right of shareholders to appraisal.—

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;

(g) An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;

(h) An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;

(i) A merger, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or

(j) A merger, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners.—

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320 Notice of appraisal rights.—

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321 Notice of intent to demand payment.—

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322 Appraisal notice and form.—

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

607.1323 Perfection of rights; right to withdraw.—

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324 Shareholder’s acceptance of corporation’s offer.—

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326 Procedure if shareholder is dissatisfied with offer.—

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330 Court action.—

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331 Court costs and counsel fees.—

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332 Disposition of acquired shares.—Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333 Limitation on corporate payment.—

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (1)(b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

ANNEX D

DEER VALLEY CORPORATION

205 CARRIAGE STREET

GUIN, ALABAMA 35563

APPRAISAL FORM

It is understood that a reverse stock split (the “Reverse Split”) is to be effected by Deer Valley Corporation (the “Company”) as described in the Information Statement, dated March 15, 2016 (the “Information Statement”), sent by the Company to its stockholders. Pursuant to the terms of the Reverse Split, each 250 shares of the Company’s shares of common stock, par value $0.001 (the “Common Stock”) will be exchanged for 1 share of the Company’s Common Stock. Holders of record of less than one share as a result of the Reverse Split will be cashed out at the rate of $0.73 per pre-split share (the “Fractional Share Price”). The Reverse Split will become effective upon the filing of the proposed Articles of Amendment with the Office of the Secretary of State of the State of Florida twenty (20) calendar days following the date the Information Statement is first furnished to our stockholders.

The undersigned shareholder (the “Shareholder”) is providing this appraisal form in connection with the Reverse Stock Split to assert such Shareholder’s appraisal rights pursuant to Section 607.1322 of the Florida Business Corporation Act with respect to the receipt of cash in lieu of fractional shares.

Name of Shareholder:

Address of Shareholder:

Number of Shares of Common Stock held by Shareholder before giving effect to the Reverse Split:

The Shareholder acknowledges that he, she or it did not consent to the Reverse Split.

The Company has offered to pay the Shareholder the Fractional Share Price for each share of Common Stock owned by the Shareholder before giving effect to the Reverse Split. The Shareholder hereby:

Rejects the offer

Accepts the offer

If the offer above is rejected, the Shareholder estimates the fair value of the shares of the Company to be $            per share, and demands payment of $            per share as payment of the Shareholder’s estimated value, plus interest.

If the shares of Common Stock are held in certificated form, the certificates must be delivered with this Appraisal Form to the Company. The Shareholder acknowledges that he, she or it:

            Holds the shares of Common Stock in certificated form and has enclosed such certificates with this Appraisal Form.

            Does not hold the shares of Common Stock in certificated form and has not enclosed any certificates with this Appraisal Form.

D-1

This Appraisal Form and certificates, if any, must be delivered to the Company at the address provided above, Attention: John Steven Lawler, Chief Financial Officer & Secretary, on or before April 30, 2016 or the Shareholder will have waived his, her or its appraisal rights set forth in the Information Statement.

Shareholder

By:

Print Name:

Date:

D-2

ANNEX E

FINANCIALS FOR FISCAL YEAR ENDING DECEMBER 27, 2014

Deer Valley Corporation & Subsidiaries

Consolidated Balance Sheets

	December 27, 2014	December 28, 2013
ASSETS
Current Assets:
Cash	$4,116,101	$3,107,213
Accounts receivable, net	1,577,111	1,537,027
Inventory	1,233,480	1,310,618
Deferred tax asset	578,928	567,693
Inventory finance notes receivable	2,081,511	2,607,456
Construction loan notes receivable	—	693,257
Prepaid expenses and other current assets	67,532	120,069

Total Current Assets	9,654,663	9,943,333

Fixed Assets:
Property, plant and equipment, net	2,307,495	2,143,707

Other Assets:
Inventory finance notes receivable, net	1,443,294	3,287,772
Deferred tax asset	1,439,538	1,621,179
Other assets	14,386	17,482

Total Other Assets:	2,897,218	4,926,433

Total Assets	$14,859,376	$17,013,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities on long term debt	$125,600	$125,600
Revolving credit loans	—	3,056,799
Accounts payable	327,775	364,887
Accrued expenses	1,790,432	1,514,010
Accrued warranties	1,245,000	1,185,000
Income tax payable	165,877	140,162

Total Current Liabilities	3,654,684	6,386,458

Long Term Liabilities:
Long-term debt, net of current maturities	690,800	816,400

Total Long Term Liabilities	690,800	816,400

Total Liabilities	4,345,484	7,202,858

Stockholders’ Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,912,184 and 17,786,184 shares issued and 15,514,344 and 15,434,447 outstanding, respectively.	17,914	17,788
Additional paid-in capital	33,336,067	33,254,293
Treasury Stock, at cost; 2,397,840 and 2,351,737 shares, respectively	(1,305,378)	(1,275,616)
Accumulated deficit	(21,534,711)	(22,185,850)

Total Stockholders Equity	10,513,892	9,810,615

Total Liabilities and Stockholders Equity	$14,859,376	$17,013,473

See notes to consolidated financial statements

Deer Valley Corporation & Subsidiaries

Consolidated Statements of Operations

	For the years ended
	December 27, 2014	December 28, 2013
REVENUE	$30,247,725	$28,937,716
COST OF REVENUE	24,495,255	23,395,340

GROSS PROFIT	5,752,470	5,542,376
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,692,077	4,158,080

OPERATING INCOME	1,060,393	1,384,296
OTHER INCOME (EXPENSES)
Interest income	461	535
Other income	2,200	2,000
Interest expense	(37,637)	(43,052)

TOTAL OTHER EXPENSES	(34,976)	(40,517)

INCOME BEFORE INCOME TAXES	1,025,417	1,343,779
INCOME TAX EXPENSE	(374,278)	(528,546)

NET INCOME	$651,139	$815,233

Net Income Per Share (Basic)	$0.04	$0.05
Net Income Per Share (Fully Diluted)	$0.04	$0.05
Weighted Average Common Shares Outstanding	15,436,518	15,493,116
Weighted Average Common and Common Equivalent Shares Outstanding	15,436,518	15,493,116

See notes to consolidated financial statements

Deer Valley Corporation & Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 27, 2014 and December 28, 2013

	Common		Additional
	Shares	Amount	Paid in Capital
Balance—December 31, 2012	17,786,184	$17,788	$33,254,293
Treasury Stock purchase at cost	—	—	—
Net Income	—	—	—

Balance—December 28, 2013	17,786,184	$17,788	$33,254,293

Treasury Stock purchase at cost	—	—	—
Issuance of Common Stock	126,000	126	81,774
Net Income	—	—	—

Balance—December 27, 2014	17,912,184	$17,914	$33,336,067

See notes to consolidated financial statements

Deer Valley Corporation & Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (continued)

For the Years Ended December 27, 2014 and December 28, 2013

	Treasury		Accumulated
	Shares	Amount	Deficit	Total
Balance—December 31, 2012	(2,128,523)	$(1,134,998)	$(23,001,083)	$9,136,000
Treasury Stock purchase at cost	(223,214)	(140,618)	—	(140,618)
Net Income	—	—	815,233	815,233

Balance—December 28, 2013	(2,351,737)	$(1,275,616)	$(22,185,850)	$9,810,615

Treasury Stock purchase at cost	(46,103)	(29,762)	—	(29,762)
Issuance of Common Stock	—	—	—	81,900
Net Income	—	—	651,139	651,139

Balance—December 27, 2014	(2,397,840)	$(1,305,378)	$(21,534,711)	$10,513,892

See notes to consolidated financial statements

Deer Valley Corporation & Subsidiaries

Consolidated Statements of Cash Flows

	For the years ended
	December 27, 2014	December 28, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$651,139	$815,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,607	212,951
Gain on sale of equipment	(2,200)	(2,000)
Bad debt expense	(110,320)	(127,540)
Changes in assets and liabilities:
(Increase)/decrease in receivables	(40,084)	(478,169)
(Increase)/decrease in inventories	77,138	237,105
(Increase)/decrease in deferred tax asset	170,406	332,079
(Increase)/decrease in inventory finance receivable	2,480,743	2,177,243
(Increase)/decrease in construction loan receivable	693,257	(693,257)
(Increase)/decrease in prepayments and other	55,634	5,306
Increase/(decrease) in accounts payable	(37,111)	166,971
Increase/(decrease) in income tax payable	25,715	82,430
Increase/(decrease) in estimated services and warranties	60,000	15,000
Increase/(decrease) in accrued expenses	276,422	115,704

CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$4,473,346	$2,859,056

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(336,396)	(228,653)
Proceeds from sale of property, plant and equipment	2,200	2,000

CASH FLOW USED IN INVESTING ACTIVITIES	$(334,196)	$(226,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(125,600)	(125,600)
Proceeds from revolving credit loans	5,000,000	16,036,287
Repayments of revolving credit loans	(8,056,799)	(17,729,487)
Purchases of treasury stock	(29,763)	(140,617)
Issuance of common stock	81,900	—

CASH FLOW USED IN FINANCING ACTIVITIES	$(3,130,262)	$(1,959,417)

NET INCREASE IN CASH	$1,008,888	$672,986
CASH, Beginning	$3,107,213	$2,434,227

CASH, Ending	$4,116,101	$3,107,213

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$86,022	$187,622

Taxes	$178,158	$106,008

See notes to consolidated financial statements

Deer Valley Corporation & Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 27, 2014 and December 28, 2013

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Operations - Deer Valley Corporation (“The Company”), through its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc. (“DVH”), an Alabama corporation, -Deer Valley Financial Corp (“DVFC”) a Florida corporation and Deer Valley Home Repair Services, Inc. (“DVHRS”), a Florida corporation designs, manufactures and provides dealer inventory-secured financing for the Company’s homes. The Company manufactures its factory-built homes at its principal manufacturing plant located in Guin, Alabama and the Company owns a separate idled manufacturing plant in Sulligent, Alabama. The Company’s homes are marketed in 14 states through a network of independent dealers, builders, developers and government agencies located primarily in the southeastern and south central regions of the United States. Inventory-secured loan financing is offered to qualified retail dealers and developers, through DVFC, a wholly owned subsidiary. The Company relies upon a team of regional sales directors and independent dealers to market the factory-built homes in retail locations.

The Company has increased its involvement in the modular segment of the factory built housing industry. The Company has targeted the production of smaller units (less than 3,000 square feet) that are readily producible, in a cost efficient manner, using the Company’s existing manufacturing capabilities. The Company sells these models primarily to independent dealers, large tract developers, and government agencies. Modular homes are typically built in a factory in sections and transported to a site to be joined together on a permanent foundation. Unlike homes constructed in accordance with the Federal Manufactured Home Construction and Safety Standards (“HUD Code homes”), modular homes generally do not have integrated steel frames and axles.

Basis of Presentation - This summary of significant accounting policies is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications - To maintain consistency and comparability, certain reclassifications have been made related to the prior year period to conform to the current period presentation. These reclassifications had no effect on previously reported income, net earnings or stockholders’ equity.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates - The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe our significant estimates include, allowance for loan losses, warranty liability, dealer incentives payable, and reserve for repurchase commitments.

Fiscal Year - The Company operates on a 52-53 week fiscal year end. Each fiscal quarter consists of 13 weeks, with an occasional fourth quarter extending to 14 weeks, if necessary.

Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company maintains its cash balances in three different financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. Bank deposit accounts at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable - Accounts receivable represent balances due from dealers. Credit risk associated with balances due from dealers is evaluated by management relative to financial condition and past payment experience. As a result of management’s reviews reserves for uncollectible amounts have been recorded in the accompanying financial statements. We have established reserves for uncollectible accounts of $18,500 and $15,000 At December 27, 2014 and December 28, 2013, respectively.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market. Work-in-process and finished goods inventories include an allocation for labor and overhead costs.

Inventory Finance Notes Receivable - The Company offers inventory-secured financing for its products to qualified retail dealers and developers. Finance contracts require periodic installments of principal and interest over periods of up to 24 months. These notes are secured by the inventory collateral and other security depending on borrower circumstances. The Company periodically evaluates the collectibility of our notes receivable and considers the need to establish an allowance for doubtful accounts based upon our historical collection experience. We have established an allowance for loan losses of $91,640 and $201,960 at December 27, 2014 and December 28, 2013, respectively. See Note 4 for further discussion regarding the Company’s inventory finance notes receivable.

Property, Plant, and Equipment - Property, plant and equipment is stated at cost and depreciated over the estimated useful lives of the related assets ranging from 5 to 40 years primarily using the straight-line method. Maintenance and repairs are expensed as incurred.

Category	Useful Life
Land improvements	10 years
Buildings	40 years
Machinery and equipment	5-10 years
Furniture and fixtures	5-10 years

Impairment of Long-Lived Assets - Property and intangible assets are material to our consolidated financial statements. Further, these assets are subject to the potential negative effects arising from factors beyond the Company’s control including changing economic conditions. The Company evaluates its tangible and definite-lived intangible assets for impairment annually during our fourth quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. The evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, the Company compares the carrying values to the related fair values and, if fair value is lower, records an impairment adjustment. For purposes of fair value, the Company generally uses replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. These estimates are made by competent employees, using the best available information, under the direct supervision of our management. For tangible property, plant and equipment, there have been no changes in assumptions or methodologies for the year ended December 27, 2014 as compared to December 28, 2013. The Company did not have definite-lived intangible assets at December 27, 2014 and December 28, 2013.

In accordance with FASB Topic ASC 420 “Exit on Disposal Cost Obligations”, the Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flow from such assets is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair market values are primarily based on independent appraisals and preliminary or definitive contractual arrangements less costs to dispose.

Revenue Recognition - Revenue for manufactured homes sold to independent dealers generally is recorded when all of the following conditions have been met: (a) an order for the home has been received from the dealer, (b) an agreement with respect to payment terms (usually in the form of a written or verbal approval for payment has been received from the dealer’s flooring institution), and (c) the home has been shipped and risk of loss has passed to the dealer and collectibility is reasonably assured.

Cost of Sales - The Company includes the following types of expenses in cost of sales: purchase and receiving costs, freight in, direct labor, supply costs, warehousing, direct and indirect overhead costs, inspection, transfer, actual and accrued warranty, depreciation and amortization.

Selling, General and Administrative - The Company includes the following types of expenses in selling, general and administrative expense: sales salaries, sales commissions, advertising, administrative overhead, administrative salaries and bonuses and legal and professional fees.

Income Taxes - Income taxes are accounted for using the liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has adopted the provision of the Accounting Standards Codification relating to uncertainty in income taxes. This guidance requires entities to assess their uncertain tax positions for the likelihood that they would be overturned upon Internal Revenue Service examinations or upon examination by state taxing authorities. The Company has determined that it does not have any uncertain tax positions at December 27, 2014 that it would be unable to substantiate.

Dealer Incentive Programs - The Company provides rebates to dealers based upon a predetermined formula applied to the volume of homes sold to the dealer during the year. These rebates are recorded at the time the dealer sales are consummated and are recorded as a reduction of revenue.

Advertising Costs - Advertising costs are charged to operations when incurred and are included in operating expenses. Advertising costs for the years ending December 27, 2014 and December 28, 2013 were $64,025 and $43,446, respectively.

Concentration of Sales to Certain Customers - During 2014, the Company had sales to one customer of approximately 10%. During 2013, the Company did not have sales to any one customer of greater than 10%. These sales were made through the Company’s network of independent distributors.

Fair Value of Financial Instruments - The carrying value of the Company’s cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term nature of these instruments.

Financial instruments - Financial instruments consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, inventory finance notes receivable, accounts payable, accrued liabilities and long term debt.

Earning (Loss) Per Share - The Company uses the guidance set forth under FASB topic ASC 260, “Earnings Per Share” for calculating the basic and diluted income per share. Basic income per share is computed by dividing income attributable to common shareholders by the weighted average number of common shares outstanding. Diluted income per share is computed similarly to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive.

	For the years ended
	December 27, 2014	December 28, 2013
Income attributable to common shareholders	$651,139	$815,233

Weighted average shares outstanding:
Basic	15,436,518	15,493,116

Diluted	15,436,518	15,493,116

Income per share:
Basic	$0.04	$0.05

Diluted	$0.04	$0.05

The Company has no dilutive common stock equivalent shares at December 27, 2014 and December 28, 2013.

NOTE 3 - INVENTORY

Inventory consisted of the following components:

	December 27, 2014	December 28, 2013
Raw Materials	$883,363	$891,039
Work-in-Process	305,689	223,755
Finished Goods	44,428	195,824

Total Inventory	$1,233,480	$1,310,618

NOTE 4 - INVENTORY FINANCE NOTES RECEIVABLE AND ALLOWANCE FOR LOAN LOSS

The Company offers inventory-secured financing for its products to a limited number of qualified retail dealers and developers. Administrative services for inventory-secured financing are provided by Triad Financial Services, Inc. of Jacksonville, Florida. Finance contracts require periodic installments of principal and interest over periods of up to 24 months. These notes are secured by the inventory collateral and other security depending on borrower circumstances.

Inventory finance notes receivable, net, consisted of the following:

	December 27, 2014	December 28, 2013
Inventory finance notes receivable	$3,616,445	$6,097,188
Allowance for loan loss	(91,640)	(201,960)

	3,524,805	5,895,228
Current portion of inventory finance notes receivable	(2,081,511)	(2,607,456)

Inventory finance notes receivable, net	$1,443,294	$3,287,772

With respect to our inventory finance notes receivable, 80% of the risk of loss is spread over four borrowers as of December 27, 2014, compared to 11 borrowers as of December 28, 2013. In addition to historical experience, borrower inventory levels and activity are monitored in conjunction with a third-party provider to estimate the potential for loss. The Company anticipates it will be able to resell any repossessed homes, thereby mitigating loss experience. If a default occurs and collateral is lost, the Company is exposed to the loss of the full value of the note receivable. The Company recorded a benefit for credit losses of $110,320 and $127,540 for years ending December 27, 2014 and December 28, 2013, respectively. The following table represents changes in the estimated allowance for loan losses:

	December 27, 2014	December 28, 2013
Balance at beginning of period	$201,960	$329,500
Benefit for credit losses	(110,320)	(127,540)

Balance at end of period	$91,640	$201,960

NOTE 5 - PROPERTY, PLANT, AND EQUIPMENT

Property, Plant and Equipment consisted of the following:

Category	December 27, 2014	December 28, 2013
Land and improvements	$423,244	$481,526
Buildings	2,251,264	1,978,088
Machinery and equipment	1,291,703	1,252,748
Furniture and fixtures	192,166	217,060

	4,158,377	3,929,422
Accumulated depreciation	(1,850,882)	(1,785,715)

Total Property, Plant, and Equipment	$2,307,495	$2,143,707

Depreciation expense totaled $172,607and $212,951for the years ended December 27, 2014 and December 28, 2013, respectively.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

Category	December 27, 2014	December 28, 2013
Accrued dealer incentive program	$347,421	$230,429
Accrued third party billings	572,844	542,079
Accrued compensation	410,143	339,743
Accrued insurance	86,644	65,197
Accrued interest	3,930	11,985
Accrued repurchase commitment	179,065	152,510
Other	190,385	172,067

Total Accrued Expenses	$1,790,432	$1,514,010

NOTE 7 - PRODUCT WARRANTIES

The Company provides the retail home buyer a one-year limited warranty covering defects in material or workmanship in home structure, plumbing and electrical systems. The Company’s estimated warranty costs are accrued at the time of the sale to the dealer following industry standards and historical warranty cost incurred. Periodic adjustments to the estimated warranty accrual are made as events occur which indicate changes are necessary. As of December 27, 2014 and December 28, 2013, the Company has provided a liability of $1,245,000 and $1,185,000, respectively, for estimated warranty costs relating to homes sold, based upon management’s assessment of historical experience factors and current industry trends.

Management reviews its warranty requirements at the close of each reporting period and adjusts the reserves accordingly. The following tabular presentation reflects activity in warranty reserves during the periods presented:

	For the years ended
	December 27, 2014	December 28, 2013
Balance at beginning of period	$1,185,000	$1,170,000
Warranty charges	1,715,182	1,538,363
Warranty payments	(1,655,182)	(1,523,363)

Balance at end of period	$1,245,000	$1,185,000

NOTE 8 - REVOLVING CREDIT LOANS

Effective September 10, 2013, Deer Valley renewed its $5,000,000 Revolving Credit Loan and Security Agreement with Fifth Third Bank, used for display model financing for dealers of the products produced by DVH (the “Display Model LOC”) The Display Model LOC has a two year term and has a variable interest rate at 4.00% above LIBOR or 4.154% and 4.16825% at December 27, 2014 and December 28, 2013, respectively. As of December 27, 2014, the Company had no outstanding balance under the revolving credit loan. As of December 28, 2013 the Company had an outstanding balance of $750,000 under the revolving credit loan.

Effective September 10, 2013, Deer Valley renewed its Revolving Credit Loan and Security Agreement with Fifth Third Bank, used for short term working capital financing, letters of credit and as a bridge loan on financing the sale of retail units by DVH (the “Working Capital LOC”). The Working Capital LOC has a two year term and has a variable interest rate at 2.50% above LIBOR or 2.654% and 2.6824% at December 27, 2014 and December 28, 2013, respectively. As of December 27, 2014, the Company had no outstanding balance under the revolving credit loan. As of December 28, 2013 the Company had an outstanding balance of $1,725,000 under the revolving credit loan.

Effective April 12, 2013 Deer Valley entered into a Revolving Credit Loan and Security Agreement with its primary bank, used for funding “construction-to-permanent loans” prior to the issue of a certificate of occupancy and ultimate resale of the loan to either a private or government controlled long term financing entities. On August 19, 2014 the Company closed the Loan Facility used for funding “construction-to-permanent loans”.

The revolving credit loans contain covenants including, but not limited to, covenants to maintain a minimum debt service coverage ratio, maintain a minimum debt to tangible net worth ratio and requiring minimum liquidity. The Company was in compliance with these covenants as of December 27, 2014 and December 28, 2013. The Company granted the Lender a security interest in all of its business assets.

The amount available under the revolving credit loans is equal to the lesser of $8,000,000 or an amount based on defined percentages of accounts receivable and inventories reduced by any outstanding letters of credit. At December 27, 2014, $3,019,048 was available under the revolving credit loans after deducting letters of credit of $65,000.

In addition to the revolving line of credit described in the preceding paragraph, DVH, during its normal course of business, is required to issue irrevocable standby letters of credit in the favor of independent third party beneficiaries to cover obligations under insurance policies. As of December 27, 2014, no amounts had been drawn on the above irrevocable letters of credit by the beneficiaries.

NOTE 9 - LONG_TERM DEBT

On May 26, 2006, DVH entered into a Loan Agreement with Fifth Third Bank (the “Lender”) providing for a loan of Two Million Dollars ($2,000,000) (the “Loan”) evidenced by a promissory note and secured by a first mortgage on DVH’s properties in Guin, Alabama and Sulligent, Alabama, including the structures and fixtures located thereon, as well as DVH’s interest in any lease thereof. The Loan had a term from May 26, 2006 through June 1, 2011.

Effective June 1, 2011, DVH and the Lender entered into an amendment that extended the term of the Real Estate Loan to June 1, 2016. The Loan has a variable interest rate at 4.0% above One-Month LIBOR-Index rate. The Company, DVH and DVFC are guarantors on the Loan.

Long-term debt of the Company was as follows:

	December 27, 2014	December 28, 2013
Note payable to Fifth Third Bank, payable in monthly installments of $10,467 plus interest at Libor plus 4.0%, maturing on June 1, 2016, secured by all assets of the Company	$816,400	$942,000
Less: Current portion of long-term debt	(125,600)	(125,600)

Total long-term debt, net of current portion	$690,800	$816,400

At December 27, 2014, principal repayment requirements on long-term debt were as follows:

For year ended December 31,	Amount
2015	125,600
2016	565,200

Total repayments on long-term debt	$690,800

NOTE 10 - INCOME TAXES

The Company’s 2014 consolidated effective tax rate was 36.50% as compared to 39.33% in 2013.

The Company and its subsidiaries file income tax returns for U.S. Federal and Alabama purposes. The Company is not currently under a tax examination, but the statute of limitations has not yet expired on certain returns. The Company generally remains subject to examination of its U.S. federal income tax returns for 2011 and subsequent years as the IRS has a three year window to assess/collect taxes. In addition, the Company remains subject to examination of its Alabama income tax returns for 2011 and subsequent years. However, if required income taxes are understated by more than 25%, the statute of limitations is extended to 6 years, potentially opening the years of 2008 through 2010 as well.

The income tax provision consists of the following:

Income Taxes:

The components of the provision for income taxes are as follows:

	2014	2013
Current income taxes	$203,874	$196,466
Deferred income taxes	170,404	332,080

Provision for income taxes	$374,278	$528,546

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:

	2014		2013
	Amount	Impact on Rate	Amount	Impact on Rate
Income tax at federal rate	$348,642	34.00%	$456,885	34.00%
State tax, net of Federal effect	43,334	4.23%	56,788	4.23%
Permanent Differences:
Meals & Entertainment	21,722	2.12%	20,792	1.55%
Officers Life Insurance	1,337	0.13%	1,337	0.10%
Charitable Contribution C/F	—	0.00%	(646)	-0.05%
Domestic Production Activities Deduction	(22,017)	-2.15%	(25,954)	-1.94%

Total Permanent Differences	1,042	0.10%	(4,471)	-0.34%

NOL Deduction	—	0.00%	(27,192)	-2.02%
Total Tax Credits	(27,214)	-2.65%	(20,068)	-1.49%
Prior Period over/under accrual	8,475	0.82%	66,612	4.95%
Rounding	(1)	0.00%	(8)	0.00%

Total Provision	$374,278	36.50%	$528,546	39.33%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes are as follows:

	2014	2013
Current Deferred Tax Assets:
Warranty Reserve	$475,914	$452,978
Repurchase Reserve	68,449	58,298
Allowance for Loan Losses	35,030	77,201
Allowance for Doubtful Accounts	7,072	5,734
Inventory Reserve	9,552	5,531
Accrued Legal Fees	—	3,823

Total Current Deferred Tax Asset	596,017	603,565

Non-Current Deferred Tax Assets:
Goodwill Impairment	1,509,238	1,706,420

Total Non-Current Deferred Tax Assets	1,509,238	1,706,420

Current Deferred Tax Liabilities:
Prepaid insurance	(17,089)	(35,872)

Total Current Deferred Tax Liabilities	(17,089)	(35,872)

Non-Current Deferred Tax Liability:
Accelerated Depreciation	(78,168)	(93,709)
Sale of Assets	8,468	8,468

Total Non-Current Deferred Tax Liability	(69,700)	(85,241)

Total Deferred Tax Assets (Net)	$2,018,466	$2,188,872

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Litigation – The Company in the normal course of business is subject to claims and litigation. Management of the Company is of the opinion that, based on information available, such legal matters will not ultimately have a material adverse effect on the financial position or results of operation of the Company.

Accrued Repurchase Commitments – DVH is contingently liable under the terms of repurchase agreements with financial institutions providing inventory financing for retailers of DVH’s products. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default by the retailer. The risk of loss under these agreements is spread over numerous retailers. The price DVH is obligated to pay generally declines over the period of the agreement (typically 18 to 24 months) and the risk of loss is further reduced by the sale value of repurchased homes. The maximum amount for which the Company is contingently liable under repurchase agreements is approximately $5,970,000 and $3,815,000 at December 27, 2014 and December 28, 2103, respectively. As of December 27, 2014 and December 28, 2013 the Company accrued $179,065 and $152,510, respectively, for future repurchase losses (included in accrued expenses) based on prior experience and an evaluation of dealers’ financial conditions. DVH to date has not experienced significant losses under these agreements, and management does not expect any future losses to have a material effect on the accompanying financial statements.

NOTE 12 - EQUITY TRANSACTIONS

Common Stock – On September 3, 2014, Peerless Systems Corporation, a Delaware corporation (“Peerless”), Vicis Capital Master Fund, a Cayman Island unit trust managed by Vicis Capital, LLC (“Vicis”), and the Company, entered into a Stock Purchase Agreement (the “SPA”). The transaction described in the SPA closed, and the consummation of the transaction described in the SPA occurred, effective as of October 6, 2014.

Pursuant to the terms and conditions of the SPA, (a) Vicis sold to Peerless, and Peerless purchased from Vicis, 12,310,458 shares of the Company’s common stock for a purchase price of $3,600,000, and (b) the Company sold to Peerless, and Peerless purchased from the Company, 126,000 shares of the Company’s common stock for a purchase price of $81,900. The purchased shares represent approximately eighty percent (80%) of the Company’s issued and outstanding shares of common stock.

Treasury Stock – Pursuant to a Common Stock Repurchase Program approved by our Board of Directors, a total of 46,103 and 223,214 shares were purchased during the years ended December 27, 2014 and December 28, 2013 at a cost of $29,762 and $140,618 and recorded as treasury stock.

NOTE 13 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the Company’s unaudited quarterly results of operations for the periods ended December 27, 2014 and December 28, 2013.

	For the three month periods ended
	December 27, 2014	December 28, 2013
	(unaudited)	(unaudited)
REVENUE	$8,657,872	$8,974,216
COST OF REVENUE	6,829,838	7,099,767

GROSS PROFIT	1,828,034	1,874,449
OPERATING EXPENSES:
Selling, general and administrative	1,240,806	1,112,845

TOTAL OPERATING EXPENSES	1,240,806	1,112,845

OPERATING INCOME	587,228	761,604
OTHER INCOME (EXPENSES)
Interest income	100	121
Interest expense	(8,979)	(10,342)

TOTAL OTHER EXPENSE	(8,879)	(10,221)

INCOME BEFORE INCOME TAXES	578,349	751,383
INCOME TAX EXPENSE	(176,737)	(327,762)

NET INCOME	$401,612	$423,621

Net Income Per Share (Basic)	$0.03	$0.03
Net Income Per Share (Fully Diluted)	$0.03	$0.03
Weighted Average Common Shares Outstanding	15,436,518	15,493,116
Weighted Average Common and Common Equivalent Shares Outstanding	15,436,518	15,493,116

NOTE 14 - SEGMENT INFORMATION

Our business segments consist of factory-built housing and financial services. Our chief decision making officer considers income from operations as the basis to measure segment profitability. The following table summarizes net sales, income from operations, and identifiable assets by segment for the years ended December 27, 2014 and December 28, 2013.

	December 27, 2014	December 28, 2013
Revenues from external customers
Factory-built housing	$29,852,273	$28,252,606
Financial Services	395,452	685,110

Total Revenues	$30,247,725	$28,937,716

Income from operations
Factory-built housing	$1,572,740	$1,497,515
Financial services	106,280	456,717
General corporate expenses	(618,627)	(569,936)

Total Income from operations	$1,060,393	$1,384,296

Identifiable assets by segment
Factory-built housing	$10,780,242	$10,125,643
Financial Services	3,798,641	6,763,645
Other	280,493	124,185

	$14,859,376	$17,013,473

NOTE 15 - SUBSEQUENT EVENTS

On February 12, 2015, Mobius Acquisition, LLC, a Delaware limited liability company (“Mobius”), through its wholly-owned subsidiary Mobius Acquisition Merger Sub, Inc. acquired all outstanding shares of Peerless for $7.00 per share through a merger under Section 251(h) of the Delaware General Corporation Law (the “Merger”). As a result of the Merger, Mobius is now the sole shareholder of Peerless.

Peerless owns 12,436,458 shares of Deer Valley’s common stock which is approximately eighty percent (80%) of Deer Valley’s issued and outstanding common stock. As a result of the Merger, Mobius has acquired indirect (through its ownership in Peerless) majority ownership of Deer Valley. Mobius used cash to complete the Merger.

FINANCIALS FOR INTERIM PERIOD ENDING SEPTEMBER 26, 2015

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Balance Sheets

	September 26, 2015	December 27, 2014
	(unaudited)
ASSETS
Current Assets:
Cash	$4,800,738	$4,116,101
Accounts receivable, net	1,349,060	1,577,111
Inventory	1,941,464	1,233,480
Deferred tax asset	653,839	578,928
Inventory finance notes receivable	1,594,788	2,081,511
Prepaid expenses and other current assets	121,847	67,532

Total Current Assets	10,461,736	9,654,663

Fixed Assets:
Property, plant and equipment, net	2,359,133	2,307,495

Other Assets:
Inventory finance notes receivable, net	2,301,441	1,443,294
Deferred tax asset	1,319,874	1,439,538
Other assets	12,064	14,386

Total Other Assets:	3,633,379	2,897,218

Total Assets	$16,454,248	$14,859,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities on long term debt	$722,200	$125,600
Revolving credit loans	—	—
Accounts payable	659,861	327,775
Accrued expenses	1,948,862	1,790,432
Accrued warranties	1,370,000	1,245,000
Income tax payable	172,516	165,877

Total Current Liabilities	4,873,439	3,654,684

Long Term Liabilities:
Long-term debt, net of current maturities	—	690,800

Total Long Term Liabilities	—	690,800

Total Liabilities	4,873,439	4,345,484

Stockholders’ Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,912,184 and 17,912,184 shares issued and 15,514,344 and 15,514,344 outstanding, respectively.	17,914	17,914
Additional paid-in capital	33,336,067	33,336,067
Treasury Stock, at cost; 2,397,840 and 2,397,840 shares, respectively	(1,305,378)	(1,305,378)
Accumulated deficit	(20,467,794)	(21,534,711)

Total Stockholders’ Equity	11,580,809	10,513,892

Total Liabilities and Stockholders’ Equity	$16,454,248	$14,859,376

See notes to condensed consolidated financial statements (unaudited)

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Statements of Operations

	For The Three Month Period Ended		For The Nine Month Period Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE	$8,694,744	$8,473,549	$24,525,043	$21,589,852
COST OF REVENUE	6,694,760	6,738,180	19,233,454	17,665,416

GROSS PROFIT	1,999,984	1,735,369	5,291,589	3,924,436
OPERATING EXPENSES:
Selling, general and administrative	1,266,151	1,225,186	3,701,494	3,451,271

TOTAL OPERATING EXPENSES	1,266,151	1,225,186	3,701,494	3,451,271

OPERATING INCOME	733,833	510,183	1,590,095	473,165
OTHER INCOME (EXPENSES)
Interest income	4	121	13	361
Other income (expense)	(4,800)	—	4,700	2,200
Interest expense	(7,958)	(9,319)	(24,612)	(28,657)

TOTAL OTHER INCOME/(EXPENSES)	(12,754)	(9,198)	(19,899)	(26,096)

INCOME BEFORE INCOME TAXES	721,079	500,985	1,570,196	447,069
INCOME TAX (EXPENSE)	(223,791)	(205,973)	(503,279)	(197,541)

NET INCOME	$497,288	$295,012	$1,066,917	$249,528

Net Income Per Share (Basic)	$0.03	$0.02	$0.07	$0.02
Net Income Per Share (Fully Diluted)	$0.03	$0.02	$0.07	$0.02
Weighted Average Common Shares Outstanding	15,514,344	15,411,248	15,514,344	15,422,096
Weighted Average Common and Common Equivalent Shares Outstanding	15,514,344	15,411,248	15,514,344	15,422,096

See notes to condensed consolidated financial statements (unaudited)

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Statements of Cash Flows

	For The Nine Month Period Ended
	September 26, 2015	September 27, 2014
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,066,917	$249,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	159,876	129,303
Gain on sale of equipment	(4,700)	(2,200)
Provision for credit losses	35,130	(70,980)
Changes in assets and liabilities:
(Increase)/decrease in accounts receivables	228,051	(232,989)
(Increase)/decrease in inventories	(707,984)	(471,001)
(Increase)/decrease in deferred tax asset	44,753	227,829
(Increase)/decrease in inventory finance notes receivable	(406,554)	2,147,818
(Increase)/decrease in construction loan receivable	—	693,257
(Increase)/decrease in prepayments and other	(51,993)	(12,017)
Increase/(decrease) in accounts payable	332,086	235,999
Increase/(decrease) in income tax payable	6,639	(208,447)
Increase/(decrease) in accrued warranties	125,000	20,000
Increase/(decrease) in accrued expenses	158,430	752,014

CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$985,651	$3,458,114

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(222,014)	(116,180)
Proceeds from sale of property, plant and equipment	15,200	2,200

CASH FLOW (USED IN) INVESTING ACTIVITIES	$(206,814)	$(113,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(94,200)	(94,200)
Proceeds from revolving credit loans	—	4,600,000
Repayments of revolving credit loans	—	(6,956,799)
Purchases of treasury stock	—	(24,534)

CASH FLOW (USED IN) FINANCING ACTIVITIES	$(94,200)	$(2,475,533)

NET INCREASE IN CASH	$684,637	$868,601
CASH, Beginning	$4,116,101	$3,107,213

CASH, Ending	$4,800,738	$3,975,814

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$29,747	$73,361

Taxes	$453,490	$178,158

See notes to condensed consolidated financial statements (unaudited)

Deer Valley Corporation & Subsidiaries

Notes to Condensed Consolidated Financial Statements

September 26, 2015

(unaudited)

NOTE 1—BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements for the three and nine month periods ended September 26, 2015 and September 27, 2014 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The unaudited financial information included in this report includes all adjustments which are, in the opinion of management, necessary to reflect a fair statement of the results for the interim period. The operations for the three and nine month periods ended September 26, 2015 are not necessarily indicative of the results of the full fiscal year.

The unaudited condensed consolidated financial statements included in this report should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant’s December 27, 2014 Annual Report on Form 10-K and subsequent filings on Form 8-K.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates—The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year—The Company operates on a 52-53 week fiscal year end. Each fiscal quarter consists of 13 weeks, with an occasional fourth quarter extending to 14 weeks, if necessary.

Cash Equivalents—The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company maintains its cash balances in two different financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. Bank deposit accounts at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Inventory Finance Notes Receivable—The Company offers inventory-secured financing for its products to qualified retail dealers and developers. Finance contracts require periodic installments of principal and interest over periods of up to 24 months. The Company periodically evaluates the collectibility of our notes receivable and considers the need to establish an allowance for doubtful accounts based upon our historical collection experience. We have established an allowance for doubtful accounts of $126,770 as of September 26, 2015 and $91,640 at December 27, 2014.

Impairment of Long-Lived Assets—Property and intangible assets are material to our consolidated financial statements. Further, these assets are subject to the potential negative effects arising from factors beyond the Company’s control including changing economic conditions. The Company evaluates its tangible and definite-lived intangible assets for impairment annually during our fourth quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. The evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, the Company compares the carrying values to the related fair values and, if the fair value is lower, record an impairment adjustment. For purposes of fair value, the Company generally uses replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. These estimates are made by competent employees, using the best available information, under the direct supervision of our management. For tangible property, plant and equipment, there have been no changes in assumptions or methodologies in the nine month period ended September 26, 2015 as compared to December 27, 2014. The Company did not have definite-lived intangible assets at September 26, 2015 and December 27, 2014.

In accordance with FASB Topic ASC 420 “Exit on Disposal Cost Obligations”, the Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flow from such assets is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair market values are primarily based on independent appraisals and preliminary or definitive contractual arrangements less costs to dispose.

Revenue Recognition—Revenue for manufactured homes sold to independent dealers generally is recorded when all of the following conditions have been met; (a) an order for the home has been received from the dealer, (b) an agreement with respect to payment terms (usually in the form of a written or verbal approval for payment has been received from the dealer’s flooring institution), and (c) the home has been shipped and risk of loss has passed to the dealer and collectability is reasonably assured.

Cost of Sales—The Company’s factory-built housing segment includes the following types of expenses in cost of sales: purchase and receiving costs, freight in, direct labor, supply costs, warehousing, direct and indirect overhead costs, inspection, transfer, actual and accrued warranty, depreciation, and amortization costs. The Company’s financial services segment includes the following types of expenses in cost of sales: interest expense.

Selling, General and Administrative—The Company includes the following types of expenses in selling, general and administrative expense: sales salaries, sales commissions, bad debt expense, advertising, administrative overhead, administrative salaries and bonuses and legal and professional fees.

Income Taxes—Income taxes are accounted for using the liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings (Loss) Per Share—The Company uses the guidance set forth under FASB topic ASC 260, “Earnings Per Share” for calculating the basic and diluted loss per share. Basic income/(loss) per share is computed by dividing net income/(loss) and net income/(loss) attributable to common shareholders by the weighted average number of common shares outstanding. Diluted income/(loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive.

NOTE 3—INVENTORY

Inventory consisted of the following components:

	September 26, 2015	December 27, 2014
Raw Materials	$1,119,489	$883,363
Work-in-Process	275,822	305,689
Finished Goods	546,153	44,428

Total Inventory	$1,941,464	$1,233,480

NOTE 4—INVENTORY FINANCE NOTES RECEIVABLE AND ALLOWANCE FOR LOAN LOSS

The Company offers inventory-secured financing for its products to a limited number of qualified retail dealers and developers. Administrative services for inventory-secured financing are provided by Triad Financial Services, Inc. of Jacksonville, Florida. Finance contracts require periodic installments of principal and interest over periods of up to 24 months. These notes are secured by the inventory collateral and other security depending on borrower circumstances.

Inventory finance notes receivable, net, consisted of the following:

	September 26, 2015	December 27, 2014
Inventory finance notes receivable	$4,022,999	$3,616,445
Allowance for loan loss	(126,770)	(91,640)

	3,896,229	3,524,805
Current portion of inventory finance notes receivable	(1,594,788)	(2,081,511)

Total Inventory finance notes receivable, net	$2,301,441	$1,443,294

With respect to our inventory finance notes receivable, 80% of the risk of loss is spread over six borrowers as of September 26, 2015 and five borrowers as of December 27, 2014. In addition to historical experience, borrower inventory levels and activity are monitored in conjunction with a third-party provider to estimate the potential for loss. The Company anticipates it will be able to resell any repossessed homes, thereby mitigating loss experience. If a default occurs and collateral is lost, the Company is exposed to loss of the full value of the note receivable. The Company recorded a provision/(benefit) for credit losses of $35,130 and $(70,980) for nine month period ending September 26, 2015 and September 27, 2014, respectively. The following table represents changes in the estimated allowance for loan losses:

	September 26, 2015	September 27, 2014
Balance at beginning of period	$91,640	$201,960
Provision for credit losses	35,130	(70,980)

Balance at end of period	$126,770	$130,980

NOTE 5—ACCRUED EXPENSES

Accrued expenses consisted of the following:

Category	September 26, 2015	December 27, 2014
Accrued dealer incentive program	$326,729	$347,421
Accrued third party billings	579,684	572,844
Accrued compensation	531,474	410,143
Accrued insurance	56,584	86,644
Accrued repurchase commitment	243,095	179,065
Other	211,296	194,315

Total Accrued Expenses	$1,948,862	$1,790,432

NOTE 6—PRODUCT WARRANTIES

The Company provides the retail home buyer a one-year limited warranty covering defects in material or workmanship in home structure, plumbing and electrical systems. The Company estimated warranty costs are accrued at the time of the sale to the dealer following industry standards and historical warranty cost incurred. Periodic adjustments to the estimated warranty accrual are made as events occur which indicate changes are necessary. As of September 26, 2015, the Company has recorded an accrued liability of $1,370,000 for estimated warranty costs relating to homes sold, based upon management’s assessment of historical experience factors and current industry trends. Management reviews its warranty requirements at the close of each reporting period and adjusts the reserves accordingly.

The following tabular presentation reflects activity in warranty reserves during the periods presented:

	For The Three Month Period Ended September 26, 2015	For The Nine Month Period Ended September 26, 2015
Balance at beginning of period	$1,335,000	$1,245,000
Warranty charges	408,980	1,170,875
Warranty payments	(373,980)	(1,045,875)

Balance at end of period	$1,370,000	$1,370,000

NOTE 7—REVOLVING CREDIT LOANS

On August 17, 2015, Deer Valley renewed its Revolving Credit Loan and Security Agreement with Fifth Third Bank and reduced the maximum revolving principal limit from $5,000,000 to $2,500,000. The $2,500,000 Revolving Line provides on a revolving basis display model financing for dealers of the products produced by DVH (the “Display Model LOC”). The Display Model LOC has a two year term and has a variable interest rate at 4.00% above LIBOR or 4.193% and 4.154% at September 26, 2015 and December 27, 2014, respectively. As of September 26, 2015 and December 27, 2014, the Company had no outstanding balance under the revolving credit loan.

On August 17, 2015, Deer Valley renewed its Revolving Credit Loan and Security Agreement with Fifth Third Bank, used for short term working capital financing, letters of credit and as a bridge loan on financing the sale of retail units by DVH (the “Working Capital LOC”). The Working Capital LOC provides a maximum revolving principal limit of $3,000,000 has a two year term and has a variable interest rate at 2.50% above LIBOR or 2.693% and 2.654% at September 26, 2015 and December 27, 2014, respectively. As of September 26, 2015 and December 27, 2014, the Company had no outstanding balance under the revolving credit loan.

The amount available under the revolving credit loans is equal to the lesser of $5,500,000 or an amount based on defined percentages of accounts receivable and inventories reduced by any outstanding letters of credit. At September 26, 2015, $3,501,969 was available under the revolving credit loans after deducting letters of credit of $65,000.

In addition to the revolving line of credit described in the preceding paragraph, DVH, during its normal course of business, is required to issue irrevocable standby letters of credit in the favor of independent third party beneficiaries to cover obligations under insurance policies. As of September 26, 2015, no amounts had been drawn on the above irrevocable letters of credit by the beneficiaries.

NOTE 8—LONG TERM DEBT – CURRENT MATURITIES

On May 26, 2006, DVH entered into a Loan Agreement with Fifth Third Bank (the “Lender”) providing for a loan of two million dollars ($2,000,000) (the “Loan”) evidenced by a promissory note and secured by a first mortgage on DVH’s properties in Guin, Alabama and Sulligent, Alabama, including the structures and fixtures located thereon, as well as DVH’s interest in any lease thereof. The Loan had a term from May 26, 2006 through June 1, 2011.

Effective June 1, 2011, DVH and the Lender entered an amendment that extended the term of the Real Estate Loan to June 1, 2016. The Loan has a variable interest rate at 4.00% above the One-Month LIBOR-Index Rate. The Company, DVH and DVFC are guarantors on the Loan.

NOTE 9—INCOME TAXES

Income Taxes:

The components of the provision for income taxes are as follows:

Nine months ended September 26, 2015
Current income tax expense	$458,526
Deferred income tax expense	44,753

Total income tax expense	$503,279

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:

	Nine months ended September 26, 2015
	Amount	Impact on Rate
Income tax expense at federal rate	$533,867	34.00%

State tax expense, net of Federal effect	66,356	4.23%

Permanent Differences:
Meals and entertainment	19,004	1.21%
Officer’s life insurance	891	0.06%
Domestic production activities deduction	(51,368)	-3.27%
Total tax credits	(56,935)	-3.63%

Total permanent differences	(88,408)	-5.63%

Prior period adjustment	(8,536)	-0.55%

Total income tax expense	$503,279	32.05%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes are as follows:

September 26, 2015
Current deferred tax assets:
Warranty reserve	$523,696
Repurchase reserve	92,925
Loan loss reserve	48,459
Allowance for doubtful accounts	7,072
Inventory reserve	18,335

Total current deferred tax asset	690,487

Non-current deferred tax assets:
Goodwill impairment	1,466,026

Total non-current deferred tax assets	1,466,026

Current deferred tax liabilities:
Prepaid insurance	(36,648)

Total current deferred tax liabilities	(36,648)

Non-current deferred tax liability:
Accelerated depreciation	(154,620)
Sale of assets	8,468

Total non-current deferred tax liability	(146,152)

Total deferred tax assets (liabilities)—net	$1,973,713

NOTE 10—COMMITMENTS AND CONTINGENCIES

Litigation—The Company in the normal course of business is subject to claims and litigation. Management of the Company is of the opinion that, based on information available, such legal matters will not ultimately have a material adverse effect on the financial position or results of operation of the Company.

Reserve for Repurchase Commitments—DVH is contingently liable under the terms of repurchase agreements with financial institutions providing inventory financing for retailers of DVH’s products. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default by the retailer. The risk of loss under these agreements is spread over numerous retailers. The price DVH is obligated to pay generally declines over the period of the agreement (typically 18 to 24 months) and the risk of loss is further reduced by the sale value of repurchased homes. The maximum amount for which the Company is contingently liable under repurchase agreements is approximately $8,105,000 at September 26, 2015. As of September 26, 2015 the Company reserved $243,095 for future repurchase losses, based on prior experience and an evaluation of dealers’ financial conditions. DVH to date has not experienced significant losses under these agreements, and management does not expect any future losses to have a material effect on the accompanying financial statements.

NOTE 11—EQUITY TRANSACTIONS

Common Stock Dividends – There were no dividends paid during the nine month period ended September 26, 2015.

Treasury Stock – There were no treasury stock purchases during the nine month period ended September 26, 2015.

NOTE 12—SEGMENT INFORMATION

Our business segments consist of factory-built housing and financial services. Our chief decision making officer considers income from operations as the basis to measure segment profitability. The following table summarizes net sales, income from operations, and identifiable assets by segment for the three and nine month periods ended September 26, 2015 and September 27, 2014.

	For The Three Months Ended		For The Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues from external customers
Factory-built housing	$8,603,772	$8,387,621	$24,269,161	$21,278,948
Financial services	90,972	85,928	255,882	310,904

Total revenues	$8,694,744	$8,473,549	$24,525,043	$21,589,852

Income from operations
Factory-built housing	$760,441	$585,394	$1,663,102	$678,464
Financial services	39,110	60,398	142,622	209,196
General corporate expenses	(65,718)	(135,609)	(215,629)	(414,495)

Total income (loss) from operations	$733,833	$510,183	$1,590,095	$473,165

Identifiable assets by segment
Factory-built housing	$11,877,354	$11,277,122
Financial Services	4,434,069	4,219,383
Other	142,825	158,813

	$16,454,248	$15,655,318